                                                                       Exhibit 2

                           ASSET PURCHASE AGREEMENT

                                 BY AND AMONG

                           SS&C TECHNOLOGIES, INC.,

                        AEGON USA REALTY ADVISORS, INC.

                                      AND

                              QUANTRA CORPORATION

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
Article I - Sale and Delivery of the Assets................................   1
     Section 1.1.   Delivery of the Assets.................................   1
     Section 1.2.   Further Assurances.....................................   3
     Section 1.3.   Purchase Price.........................................   3
     Section 1.4.   Assumption of Liabilities; Etc.........................   3
     Section 1.5.   [Intentionally Deleted]................................   6
     Section 1.6.   The Closing............................................   6
     Section 1.7.   Escrow.................................................   6
     Section 1.8.   Apportionment..........................................   7

Article II - Representations of the Seller.................................   7
     Section 2.1.   Organization...........................................   7
     Section 2.2.   Capitalization of the Seller and the Subsidiaries......   8
     Section 2.3.   Authorization..........................................   8
     Section 2.4.   Ownership of the Assets................................   9
     Section 2.5.   Financial Statements...................................   9
     Section 2.6.   Absence of Undisclosed Liabilities.....................   9
     Section 2.7.   Litigation.............................................  10
     Section 2.8.   Insurance..............................................  10
     Section 2.9.   Inventory..............................................  10
     Section 2.10.  Fixed Assets...........................................  10
     Section 2.11.  Leases.................................................  10
     Section 2.12.  Change in Financial Condition and Assets...............  11
     Section 2.13.  Tax Matters............................................  11
     Section 2.14.  Accounts Receivable....................................  12
     Section 2.15.  Books and Records......................................  12
     Section 2.16.  Contracts and Commitments..............................  12
     Section 2.17.  Compliance with Agreements and Laws....................  14
     Section 2.18.  Employee Relations.....................................  15
     Section 2.19.  Absence of Certain Changes or Events...................  15
     Section 2.20.  Customers..............................................  16
     Section 2.21.  Suppliers..............................................  16
     Section 2.22.  Bank Accounts..........................................  16
     Section 2.23.  Prepayments and Deposits...............................  17
     Section 2.24.  Intellectual Property..................................  17
     Section 2.25.  [Intentionally Deleted]................................  20

     Section 2.26.  Environmental Matters..................................  20
     Section 2.27.  Real Estate............................................  21
     Section 2.28.  Acquired Assets Complete...............................  21
     Section 2.29.  Product Warranty.......................................  21
     Section 2.30.  Regulatory Approvals...................................  22
     Section 2.31.  Certain Business Relationships With Affiliates.........  22
     Section 2.32.  Powers of Attorney and Suretyships.....................  22
     Section 2.33.  Investment Representation..............................  22
     Section 2.34.  Broker's Fees..........................................  22

Article III - Representations of the Buyer.................................  23
     Section 3.1.  Organization and Authority..............................  23
     Section 3.2.  Capitalization..........................................  23
     Section 3.3.  Authorization...........................................  23
     Section 3.4.  Reports and Financial Statements........................  24
     Section 3.5.  Broker's Fees...........................................  24
     Section 3.6.  Regulatory Approvals....................................  24

Article IV - Access to Information; Public Announcements...................  25
     Section 4.1.  Access to Management, Properties and Records............  25
     Section 4.2.  Public Announcements....................................  25

Article V - Pre-Closing Covenants of the Seller Entities...................  25
     Section 5.1.  Conduct of Business.....................................  25
     Section 5.2.  Absence of Material Changes.............................  25
     Section 5.3.  Taxes...................................................  27
     Section 5.4.  Communication with Customers and Suppliers..............  27
     Section 5.5.  Compliance with Laws....................................  27
     Section 5.6.  Continued Truth of Representations and Warranties
                   of the Seller Entities..................................  28
     Section 5.7.  Continuing Obligation to Inform.........................  28
     Section 5.8.  Exclusive Dealing.......................................  28

Article VI - Best Efforts to Obtain Satisfaction of Conditions.............  28

Article VII - Conditions to Obligations of the Buyer.......................  28
     Section 7.1.  Continued Truth of Representations and Warranties
                   of the Seller Entities..................................  28
     Section 7.2.  Corporate Proceedings...................................  29
     Section 7.3.  Governmental Approvals..................................  29
     Section 7.4.  [Intentionally Deleted].................................  29
     Section 7.5.  Adverse Proceedings.....................................  29
     Section 7.6.  Opinion of Counsel......................................  29
     Section 7.7.  Board of Directors and Shareholder Approval.............  29

     Section 7.8.  The Assets..............................................  29
     Section 7.9.  Update..................................................  29
     Section 7.10. [Intentionally Deleted].................................  29
     Section 7.11. [Intentionally Deleted].................................  29
     Section 7.12. Trade Payables..........................................  29
     Section 7.13. [Intentionally Deleted].................................  29
     Section 7.14. Closing Deliveries......................................  30

Article VIII - Conditions to Obligations of the Seller.....................  31
     Section 8.1.  Continued Truth of Representations and Warranties
                   of the Buyer............................................  31
     Section 8.2.  Corporate Proceedings...................................  31
     Section 8.3.  Governmental Approvals..................................  31
     Section 8.4.  Consents of Third Parties...............................  31
     Section 8.5.  Adverse Proceedings.....................................  31
     Section 8.6.  Opinion of Counsel......................................  32
     Section 8.7.  Closing Deliveries......................................  32
     Section 8.8.  Offers of Employment....................................  32

Article IX - Escrow Arrangement and Indemnification........................  33
     Section 9.1.  Escrow Arrangement......................................  33
     Section 9.2.  Indemnification by the Buyer............................  33
     Section 9.3.  Indemnification by the Seller...........................  34
     Section 9.4.  Claims for Indemnification..............................  35
     Section 9.5.  Defense by Indemnifying Party...........................  35
     Section 9.6.  Payment of Indemnification Obligation...................  36
     Section 9.7.  Survival................................................  36
     Section 9.8.  Limitations.............................................  36
     Section 9.9.  Pre-Closing Knowledge of Material Breach by the Seller..  36

Article X - Restricted Stock; Registration Rights..........................  37
     Section 10.1.  Restricted Shares......................................  37
     Section 10.2.  Share Legend...........................................  37
     Section 10.3.  Required Registrations.................................  37
     Section 10.4.  Term of Registration Rights............................  39
     Section 10.5.  Registration Procedures................................  39
     Section 10.6.  Allocation of Expenses.................................  40
     Section 10.7.  Indemnification........................................  40
     Section 10.8.  Information by Holder..................................  41

Article XI - Post-Closing Agreements.......................................  42
     Section 11.1.  Proprietary Information................................  42
     Section 11.2.  No Solicitation or Hiring of Former Employees..........  42
     Section 11.3.  Non-Competition and Non-Solicitation...................  42

     Section 11.4.   Sharing of Data and Cooperation.......................  44
     Section 11.5.   Use of Name...........................................  44
     Section 11.6.   Cooperation in Litigation.............................  44
     Section 11.7.   Accounts Receivable...................................  45
     Section 11.8.   Product Claims and Returns............................  46
     Section 11.9.   Director Election.....................................  47
     Section 11.10.  Maintenance Arrangement...............................  47
     Section 11.11.  Business of the Seller................................  47
     Section 11.12.  Releases..............................................  47
     Section 11.13.  Missing Third Party Consents..........................  47

Article XII - Termination of Agreement.....................................  48
     Section 12.1.  Termination by Lapse of Time...........................  48
     Section 12.2.  Termination by Agreement of the Parties................  48
     Section 12.3.  Termination by Reason of Breach........................  48

Article XIII - Transfer and Sales Tax......................................  48

Article XIV - Brokers......................................................  49
     Section 14.1.  For the Seller.........................................  49
     Section 14.2.  For the Buyer..........................................  49

Article XV - Notices.......................................................  49

Article XVI - Successors and Assigns.......................................  50

Article XVII - Entire Agreement; Amendments; Attachments...................  50

Article XVIII - Expenses...................................................  51

Article XIX - Legal Fees...................................................  51

Article XX - Governing Law.................................................  51

Article XXI - Section Headings.............................................  51

Article XXII - Severability................................................  51

Article XXIII - Counterparts...............................................  52

[SS&C Technologies, Inc. agrees to furnish supplementally to the Securities and Exchange Commission copies of any of the following omitted schedules upon request of the Commission]


Schedules to be provided by the Seller
--------------------------------------
1.1(a)(iv)-Assigned Contracts
1.1(a)(x)-Subsidiaries
1.1(b)-Excluded Assets
1.4(a)(vi)-Other Assumed Liabilities
1.4(b)(vii)-Retained Severance Liabilities
1.4(b)(xiv)-Other Retained Liabilities
1.7-Acquisition Liabilities
2.2-Capitalization
2.4(i)-Encumbrances
2.4(ii)-Permitted Encumbrances
2.6-Undisclosed Liabilities
2.7-Litigation
2.8-Insurance
2.9-Inventory
2.10-Fixed Assets
2.11-Leases
2.12-Changes in Financial Condition
2.13-Taxes
2.14-Accounts Receivable
2.16-Contracts
2.17-Permits
2.18-Employee Relations
2.19-Certain Changes or Events
2.20-Customer List
2.21-Suppliers
2.22-Bank Accounts
2.23-Prepayments and Deposits
2.24-Intellectual Property
2.25-Employee Benefits
2.26-Environmental Matters
2.29-Product Warranty
2.30-Regulatory Approvals
2.31-Affiliated Transactions
2.32-Powers of Attorney and Suretyships
2.34-Broker's Fees
7.14-Subleases
11.10-Maintenance Agreements

Schedules to be provided by the Buyer
-------------------------------------

3.3-Third-Party Consents
3.6-Regulatory Approvals
8.8-Offers of Employment

Exhibits
--------

A-Escrow Agreement
B-Instrument of Assumption of Liabilities
C-Opinion of Chapman and Cutler
D-Bill of Sale
E-Opinion of Hale and Dorr LLP

                            ASSET PURCHASE AGREEMENT

     This Asset Purchase Agreement (this "Agreement") is entered into as of March 20, 1998 by and among SS&C Technologies, Inc., a Delaware corporation (the "Buyer"), AEGON USA Realty Advisors, Inc., an Iowa corporation ("AEGON"), and Quantra Corporation, a Delaware corporation and wholly owned subsidiary of AEGON (the "Seller" and, together with AEGON, the "Seller Entities"). The Buyer and the Seller Entities are collectively referred to herein as the "Parties," and are sometimes individually referred to herein as a "Party."

                             PRELIMINARY STATEMENT

     The Buyer desires to purchase, and the Seller desires to sell, substantially all of the assets and business of the Seller, for the consideration set forth below and the assumption of certain of the Seller's liabilities set forth below, subject to the terms and conditions of this Agreement.

     Now, Therefore, in consideration of the mutual promises hereinafter set forth and other good and valuable consideration, the receipt of which is hereby acknowledged, the Parties hereby agree as follows:

                                   ARTICLE I
                        SALE AND DELIVERY OF THE ASSETS

      Section 1.1. Delivery of the Assets. (a) Subject to and upon the terms and conditions of this Agreement, at the closing of the transactions contemplated by this Agreement (the "Closing"), the Seller shall sell, transfer, convey, assign and deliver to the Buyer, and the Buyer shall purchase from the Seller, the following properties, assets and other claims, rights and interests:

     (i) all inventories of raw materials, work in process, finished goods, office supplies, maintenance supplies, packaging materials, spare parts and similar items of the Seller (collectively, the "Inventory") which exist on the Closing Date (as defined below);

     (ii) all accounts, accounts receivable, notes and notes receivable existing on the Closing Date which are payable to the Seller, including any security held by the Seller for the payment thereof, but excluding any account, account receivable, note or note receivable payable by any affiliate (as such term is defined in the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the "Securities Act")) (an "Affiliate") of the Seller to the Seller (the accounts, accounts receivable, notes and notes receivable, including any related security therein, to be transferred to the Buyer pursuant hereto are collectively referred to herein as the "Accounts Receivable");

     (iii)  [Intentionally deleted];

     (iv) all rights of the Seller under the contracts, agreements, licenses and other instruments set forth on Schedule 1.1(a)(iv) attached hereto, to the extent transferable (collectively, the "Assigned Contracts");

     (v) all books, records and accounts, correspondence, production records, technical, accounting, manufacturing and procedural manuals, customer lists, employment records, studies, reports or summaries relating to any environmental conditions or consequences of any operation, present or former, as well as all studies, reports or summaries relating to any environmental aspect or the general condition of the Assets (as defined below), and any confidential information which has been reduced to writing relating to or arising out of the business of the Seller;

     (vi) all rights of the Seller under express or implied warranties from the suppliers of the Seller;

     (vii) all of the computer and other equipment, tools, software, hardware, maintenance equipment, furniture and construction in progress owned by the Seller on the Closing Date, whether or not reflected as capital assets in the accounting records of the Seller (collectively, the "Fixed Assets");

     (viii) all of the Seller's right, title and interest in and to all Intellectual Property (as defined in Subsection 2.24(g)) owned or, where not owned, used by the Seller in its business and to the extent transferable all licenses and other agreements to which the Seller is a party (as licensor or licensee) or by which the Seller is bound relating to the Intellectual Property;

     (ix) all copies of and media containing all source code, object code, flow charts, program descriptions, program listings, libraries, tools, utilities, databases, data, diagrams, diagnostics, alpha and beta versions and all related documentation and commentaries, owned, licensed or used by the Seller in the conduct of its business (the "Software");

     (x) all of the outstanding shares of capital stock of the subsidiaries of the Seller set forth on Schedule 1.1(a)(x) attached hereto; and

     (xi) except as specifically provided in Subsection 1.1(b) hereof, all other assets, properties, claims, rights and interests of the Seller which exist on the Closing Date, of every kind and nature and description, whether tangible or intangible, real, personal or mixed.

     (b) Notwithstanding the provisions of paragraph (a) above, the assets to be transferred to the Buyer under this Agreement shall not include those assets listed on Schedule 1.1(b) attached hereto (the "Excluded Assets").

     (c) The Inventory, Accounts Receivable, Assigned Contracts, Fixed Assets, Intellectual Property, Software and other properties, assets and business of the Seller described in paragraph (a) above, other than the Excluded Assets, shall be referred to collectively as the "Assets."

      Section 1.2. Further Assurances. At any time and from time to time after the Closing, at the request of the Buyer and without further consideration, the Seller shall promptly execute and deliver such instruments of sale, transfer, conveyance, assignment and confirmation, and take such other action, as the Buyer may reasonably request to more effectively transfer, convey and assign to the Buyer, and to confirm the Buyer's title to, all of the Assets, to put the Buyer in actual possession and operating control thereof, to assist the Buyer in exercising all rights with respect thereto and to carry out the purpose and intent of this Agreement.

      Section 1.3.  Purchase Price.

     (a) The purchase price to be paid by the Buyer for the Assets shall be:
(i) the cash sum of $2,269,800 (the "Cash Portion of the Base Consideration") and (ii) 546,019 shares (the "Stock Portion of the Base Consideration" or the "Shares"). The Cash Portion of the Base Consideration and the Stock Portion of the Base Consideration are collectively referred to herein as the "Base Consideration." The Base Consideration shall be payable in the manner described in paragraph (b) of this Subsection 1.3.

     (b) At the Closing, the Buyer shall deliver to the Seller: (i) the Cash Portion of the Base Consideration in cash or by wire transfer of immediately available funds to an account designated by the Seller, and (ii) a stock certificate registered in the name of the Seller representing the Stock Portion of the Base Consideration. Additionally at the Closing, the Buyer, the Seller and the Escrow Agent (as defined therein) shall execute and deliver the Escrow Agreement attached hereto as Exhibit A (the "Escrow Agreement"), and the Buyer shall deliver to the Escrow Agent $1,230,200 (the "Transaction Funds") to be held in escrow pursuant to Subsection 1.7 below.

      Section 1.4. Assumption of Liabilities; Etc. (a) At the Closing, the Buyer shall execute and deliver an Instrument of Assumption of Liabilities (the "Instrument of Assumption") substantially in the form attached hereto as Exhibit B, pursuant to which it shall assume and agree to perform, pay and discharge the following liabilities, obligations and commitments of the Seller (the "Assumed Liabilities"):

          (i) all trade accounts payable, accrued liabilities and other current liabilities reflected on the balance sheet of the Seller as of January 31, 1998 (the "Balance Sheet"), less

            (A) any payments made from January 31, 1998 (the "Balance Sheet Date") to the Closing Date,

            (B) accounts payable which are outstanding for more than 90 days as of the Balance Sheet Date,

            (C) any accrued liabilities and accrued commissions described in Subsections 1.4(b)(xii) and 1.4(b)(xiii), and

            (D) any accounts or notes payable of the Seller to any Affiliate of the Seller;

          (ii) all trade accounts payable and accrued liabilities of the Seller incurred in the ordinary course of business of the Seller from the Balance Sheet Date to the Closing Date, other than any liabilities of the Seller to any Affiliate of the Seller, accounts payable which are outstanding for more than three months as of the Closing Date and accounts payable that are contingent or are not fixed in amount as of the Closing Date;

          (iii) all obligations of the Seller continuing after the Closing under the contracts set forth on Schedule 1.1(a)(iv) attached hereto which become due and payable after the Closing Date;

          (iv) all liabilities or claims that the Buyer causes to occur after the Closing Date or which occur prior to the Closing Date, whether caused by the Seller or the Buyer, if such occurrence is at the request of or agreed to by the Buyer, with regard to liabilities or expenses under the Worker Adjustment and Retraining Notification ("WARN") Act;

          (v) all warranty claims made by any customer of the Seller with respect to products sold or licensed by the Seller prior to the Closing ("Warranty Claims"); and

          (vi) all other liabilities and obligations of the Seller specifically set forth on Schedule 1.4(a)(vi) attached hereto.

     (b) The Buyer shall not assume or become responsible for, and the Seller shall remain liable for, any and all liabilities or obligations (whether known or unknown, whether absolute or contingent, whether liquidated or unliquidated, whether due or to become due, and whether claims with respect thereto are asserted before or after the Closing) of the Seller which are not Assumed Liabilities (collectively, the "Retained Liabilities"); provided, however, that nothing contained herein shall be deemed to increase any such existing liabilities or obligations of the Seller or to give any third party any better rights or remedies with respect thereto. The Retained Liabilities shall include, without limitation, the following:

          (i) all liabilities of the Seller for costs and expenses incurred in connection with this Agreement or the consummation of the transactions contemplated by this Agreement;

          (ii) all liabilities and obligations of the Seller under this Agreement or the agreements provided for herein;

          (iii) all liabilities of the Seller for any Taxes (as defined in Subsection 2.13(a)), including without limitation in connection with the transactions contemplated by this Agreement, deferred Taxes or Taxes measured by income of the Seller earned prior to the Closing, any liabilities for federal or state income Tax and FICA Taxes of employees of the Seller which the Seller is legally obligated to withhold prior to the Closing, any liabilities for employer FICA and unemployment Taxes incurred prior to the Closing, and any liabilities for sales, use or excise Taxes or customs and duties incurred prior to the Closing;

          (iv) all liabilities and obligations of the Seller under any agreements, contracts, leases or licenses which are not Assigned Contracts;

          (v) all liabilities and obligations of the Seller arising, or related to the period, prior to the Closing under the Assigned Contracts, and all liabilities and obligations arising from any breach, act or omission relating to, or claim pursuant to, any Assigned Contract, which breach, act or omission occurs prior to the Closing or as a result of the transactions contemplated hereby;

          (vi) all liabilities and obligations of the Seller arising out of events, conduct or conditions existing or occurring prior to the Closing that constitute a violation of or non-compliance with (A) any law, rule or regulation (including without limitation any Environmental Laws (as defined in Subsection 2.26(a))); (B) any judgment, decree or order of any governmental, regulatory or administrative authority, agency, department, bureau, commission, court or arbitrational tribunal (a "Governmental Entity"); or (C) any Permit (as defined in Subsection 2.17);

          (vii) all liabilities and obligations of the Seller to pay employee or severance benefits with respect to the employees of the Seller set forth on Schedule 1.4(b)(vii) attached hereto;

          (viii) all liabilities of the Seller for injury to or death of persons or damage to or destruction of property occurring prior to the Closing (including without limitation any workers' compensation claim);

          (ix) all liabilities of the Seller for medical, dental and disability (both long-term and short-term benefits), whether insured or self-insured, owed to employees or former employees of the Seller based upon (A) exposure to conditions in existence prior to the Closing or (B) disabilities existing prior to the Closing (including any such disabilities which may have been aggravated following the Closing);

          (x) any litigation, suit, action, investigation, proceeding or controversy (A) specifically naming the Seller as a party and existing on the Closing Date or (B) arising out of the Seller's actions prior to the Closing Date;

          (xi) all intercompany liabilities between the Seller and its Affiliates;

          (xii) all accrued liabilities of the Seller for insurance claims incurred but not reported;

          (xiii) all of the Seller's accrued commissions for bonuses; and

          (xiv) all liabilities and obligations set forth on Schedule 1.4(b)(xiv) attached hereto.

      Section 1.5.  [Intentionally Deleted].

      Section 1.6. The Closing. The Closing shall take place at the offices of Chapman and Cutler, counsel to the Seller Entities, 111 West Monroe Street, Chicago, Illinois 60603 at 4:00 p.m., local time, on March 20, 1998 or at such other place, time or date as may be mutually agreed upon in writing by the parties hereto. The transfer of the Assets by the Seller to the Buyer shall be deemed to occur at the closing of business on the date of the Closing (the "Closing Date").

      Section 1.7. Escrow. On the Closing Date, the Buyer shall deliver to the Escrow Agent the Transaction Funds for the purpose of securing: (a) the indemnification obligations of the Seller under Subsection 9.3 of this Agreement for which claims for Damages (as defined in Subsection 9.2) are made by the Buyer against the Seller on or before the first anniversary of the Closing Date (the "First Anniversary"); (b) the obligations of the Seller with respect to Accounts Receivable under Subsection 11.7 of this Agreement; (c) the obligation of the Seller under Subsection 11.8 of this Agreement to reimburse the Buyer for costs and expenses incurred by the Buyer for product claims and returns, which claims for reimbursement are made by the Buyer on or before the First Anniversary; and (d) payment of the acquisition costs and expenses set forth on Schedule 1.7 attached hereto (collectively, the "Acquisition Liabilities"). The Transaction Funds shall be held by the Escrow Agent under the Escrow Agreement pursuant to the terms thereof. The Transaction Funds shall be held as a trust fund and shall not be subject to any lien, attachment, trustee process or any other judicial process of any creditor of any Party, and shall be held and disbursed solely for the purposes and in accordance with the terms of the Escrow Agreement.

      Section 1.8. Apportionment. Prepaid premiums on insurance if assigned as herein provided, water and sewer use charges, transfer taxes and recording fees, if any, incurred in connection with the transfer of the Assets contemplated hereby shall be apportioned and adjusted as of the Closing Date and the net amount thereof shall be added to or deducted from, as the case may be, the Cash Portion of the Base Consideration.

                                   ARTICLE II
                         REPRESENTATIONS OF THE SELLER

     The Seller represents and warrants to the Buyer as follows (it being understood that all references in this Agreement to the Seller shall be deemed to include all of the Subsidiaries (as defined in Subsection 2.1), unless the context otherwise requires):

      Section 2.1. Organization. The Seller is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, and has all requisite power and authority (corporate and other) to own its properties, to carry on its business as now being conducted, to execute and deliver this Agreement and the agreements contemplated herein and thereby and to consummate the transactions contemplated hereby and thereby.
Schedule 1.1(a)(x) attached hereto constitutes a true, correct and complete list of all corporate, partnership, joint venture, limited liability and other entities in which the Seller holds, directly or indirectly, a 50% or greater interest (collectively, the "Subsidiaries"). Each of the Subsidiaries is a corporation or other entity duly organized, validly existing and in good standing under the laws of the state of its incorporation or organization and has all requisite power and authority (corporate and other) to own its properties and to carry on its business as now being conducted. To the knowledge of the Seller, each of the Seller and its Subsidiaries is duly qualified to do business and in good standing in all jurisdictions in which its ownership of property or the character of its business requires such qualification. Certified copies of the charter and bylaws of the Seller and certified copies of the charter, bylaws and other governing instruments of the Subsidiaries, each as amended to date, have been previously delivered to the Buyer, are complete and correct, and no amendments have been made thereto or have been authorized since the date thereof. The Seller does not own any capital stock of or other equity interest in any corporation, partnership, joint venture, limited liability or other entity, other than the Subsidiaries.

      Section 2.2. Capitalization of the Seller and the Subsidiaries. AEGON is the sole beneficial and record owner of all of the outstanding voting securities of the Seller. The authorized capital stock of the Subsidiaries is as set forth on Schedule 2.2 attached hereto. All of such shares have been duly and validly issued, are fully paid and nonassessable and held of record and beneficially by the Seller. There are no outstanding options, warrants, scrip, rights to subscribe to, call or commitments of any character whatsoever relating to, or securities or rights convertible into, shares of any capital stock of the Seller or the Subsidiaries, or contacts, commitments, understandings or arrangements by which the Seller or any Subsidiary is or may become bound to issue additional shares of any capital stock of the Seller or such Subsidiary, as the case may be.

      Section 2.3. Authorization. The execution and delivery by each of the Seller Entities of this Agreement, and the agreements provided for herein, and the consummation by each of the Seller Entities of all transactions contemplated hereby and thereby, have been duly authorized by all requisite corporate action. This Agreement and all such other agreements and obligations entered into and undertaken in connection with the transactions contemplated hereby to which each Seller Entity is a party constitute the valid and legally binding obligations of the respective Seller Entity, enforceable against the respective Seller Entity in accordance with their respective terms. The execution, delivery and performance by the Seller Entities of this Agreement and the agreements provided for herein to which each Seller Entity is a party, and the consummation by each Seller Entity of the transactions contemplated hereby and thereby, will not, with or without the giving of notice or the passage of time or both, (a) violate the provisions of any law, statute, rule or regulation applicable to such Seller Entity; (b) violate the provisions of the charter or bylaws of such Seller Entity; (c) violate any judgment, decree, order, writ, injunction or award of any court, arbitrator or other Governmental Entity applicable to such Seller Entity or its properties or assets; (d) require on the part of such Seller Entity any filing with, or any permit, authorization, consent or approval of, any Governmental Entity, other than any filing, permit, authorization, consent or approval which if not obtained or made would not have a material adverse effect on the assets, business, financial condition, results of operations or future prospects of the Seller or on the ability of the Parties to consummate the transactions contemplated by this Agreement; or (e) conflict with or result in the breach or termination of any term or provision of, or constitute a default under, or cause any acceleration under, or cause the creation of any security interest, lien, charge or encumbrance upon the properties or assets of such Seller Entity pursuant to, any indenture, mortgage, deed of trust or other instrument or agreement to which such Seller Entity is a party or by which it or any of its properties is or may be bound.

      Section 2.4. Ownership of the Assets. Schedule 2.4(i) attached hereto sets forth a true, correct and complete list of all claims, liabilities, liens, pledges, security interests, charges, encumbrances and equities of any kind affecting the Assets (collectively, the "Encumbrances"). The Seller is, and at the Closing will be, the true and lawful owner of the Assets, and will have the right to sell and transfer to the Buyer good, clear, record and marketable title to the Assets, free and clear of all Encumbrances of any kind, except as set forth on Schedule 2.4(ii) attached hereto (the "Permitted Encumbrances"). The delivery to the Buyer of the instruments of transfer of ownership contemplated by this Agreement will vest good and marketable title to the Assets in the Buyer, free and clear of all liens, mortgages, pledges, security interests, restrictions, prior assignments, encumbrances and claims of any kind or nature whatsoever, except for the Permitted Encumbrances.

      Section 2.5.  Financial Statements.

     (a) The Seller has previously delivered to the Buyer (i) its audited balance sheet as of December 31, 1996 and the related statements of operations, shareholder's equity and cash flows of the Seller for the fiscal year ended December 31, 1996 (collectively, the "Audited Financial Statements") and (ii) its unaudited balance sheets as of December 31, 1997 and January 31, 1998 and the related unaudited statements of operations, shareholder's equity and cash flows of the Seller for the fiscal year ended December 31, 1997 and the one month ended January 31, 1998 (the "Unaudited Financial Statements"). The Audited Financial Statements and the Unaudited Financial Statements (together, the "Financial Statements") have been prepared in accordance with United States generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods covered thereby.

     (b) The Financial Statements fairly present, as of the respective dates thereof and for the periods referred to therein, the financial condition, retained earnings, assets and liabilities of the Seller and the results of operations and cash flows of the Seller's business for the periods indicated; with respect to the contracts and commitments for the licensing of Software or the provision of services by the Seller, the Financial Statements contain and reflect adequate reserves, which are consistent with previous reserves taken, for all reasonably anticipated material losses and costs and expenses.

      Section 2.6. Absence of Undisclosed Liabilities. To the Seller's knowledge, except as and to the extent (a) reflected and reserved against in the Balance Sheet, (b) set forth on Schedule 2.6 attached hereto or (c) incurred in the ordinary course of business after the Balance Sheet Date and not material in amount, either individually or in the aggregate, the Seller does not have any liability or obligation, secured or unsecured, whether accrued, absolute, contingent, unasserted or otherwise, affecting the Assets. For purposes of this Subsection 2.6, "material" means any amount in excess of $10,000.

      Section 2.7. Litigation. Except as set forth on Schedule 2.7 attached hereto, the Seller is not a party to, or to the knowledge of the Seller threatened with, and none of the Assets are subject to, any litigation, suit, action, investigation, proceeding or controversy before any court, administrative agency or other Governmental Entity relating to or affecting the Assets or the business or condition (financial or otherwise) of the Seller. The Seller is not in violation of or in default with respect to any judgment, order, writ, injunction, decree or rule of any Governmental Entity or any regulation of any Governmental Entity.

      Section 2.8. Insurance. Schedule 2.8 attached hereto sets forth a true, correct and complete list of all fire, theft, casualty, general liability, workers compensation, business interruption, environmental impairment, product liability, automobile and other insurance policies insuring the Assets or business of the Seller and of all life insurance policies maintained for any of its employees, specifying the type of coverage, the amount of coverage, the premium, the insurer and the expiration date of each such policy (collectively, the "Insurance Policies") and all claims in excess of $1,000 made under such Insurance Policies since December 31, 1995. True, correct and complete copies of all of the Insurance Policies have been previously delivered by the Seller to the Buyer. The Insurance Policies are in full force and effect and are in amounts and of a nature which are adequate and customary for the Seller's business. All premiums due on the Insurance Policies or renewals thereof have been paid and there is no default under any of the Insurance Policies. Except as set forth on Schedule 2.8 attached hereto, the Seller has not received any notice or other communication from any issuer of the Insurance Policies since December 31, 1995 cancelling or materially amending any of the Insurance Policies, materially increasing any deductibles or retained amounts thereunder, or materially increasing the annual or other premiums payable thereunder, and, to the knowledge of the Seller Entities, no such cancellation, amendment or increase of deductibles, retainages or premiums is threatened.

      Section 2.9. Inventory. Schedule 2.9 attached hereto sets forth a true, correct and complete list of the Inventory as of March 18, 1998, including a description and the book value thereof.

      Section 2.10. Fixed Assets. Schedule 2.10 attached hereto sets forth a true, correct and complete list of all Fixed Assets as of December 31, 1997, including a description and the book value thereof. All of the Fixed Assets are in good operating condition and repair, normal wear and tear excepted, are currently used by the Seller in the ordinary course of business and in the production of products of and provision of services by the Seller, and normal maintenance has been consistently performed with respect to such Fixed Assets.

      Section 2.11. Leases. Schedule 2.11 attached hereto sets forth a true, correct and complete list as of the date hereof of all leases of real property, identifying separately each ground lease, to which the Seller is a party (the "Leases"). True, correct and complete copies of the Leases, and all amendments, modifications and supplemental agreements thereto, have previously been delivered by the Seller to the Buyer. To the knowledge of the Seller, the Leases are in full force and effect, are binding and enforceable against each of the parties thereto in accordance with their respective terms and, except as set forth on Schedule 2.11 attached hereto, have not been modified or amended since the date of delivery to the Buyer. No party to any Lease has sent written notice to the other claiming that such party is in default thereunder, which remains uncured. Except as set forth on Schedule 2.11 attached hereto, there has not occurred any event which would constitute a breach of or default in the performance of any material covenant, agreement or condition contained in any Lease, nor has there occurred any event which with the passage of time or the giving of notice or both would constitute such a breach or material default. The Seller is not obligated to pay any leasing or brokerage commission relating to any Lease and, except as set forth on Schedule 2.11 attached hereto, will not have any enforceable obligation to pay any leasing or brokerage commission upon the renewal of any Lease. No material construction, alteration or other leasehold improvement work with respect to any of the Leases remains to be paid for or to be performed by the Seller.

      Section 2.12. Change in Financial Condition and Assets. Except as set forth on Schedule 2.12 attached hereto, since the Balance Sheet Date, there has been no change which materially and adversely affects the business, properties, assets, condition (financial or otherwise) or prospects of the Seller. The Seller has no knowledge of any existing or threatened occurrence, event or development which, as far as can be reasonably foreseen, could have a material adverse effect on the Seller or its business, properties, assets, condition (financial or otherwise) or prospects.

      Section 2.13.  Tax Matters.

     (a) The Seller has filed all Tax Returns (as defined below) that it was required to file and all such Tax Returns were correct and complete in all material respects. Except as set forth in Schedule 2.13 attached hereto, the unpaid Taxes of the Seller for Tax periods through the Balance Sheet Date do not exceed the accruals and reserves for Taxes set forth on the Balance Sheet. The Seller has no actual or potential liability for any Tax obligation of any taxpayer (including without limitation any affiliated group of corporations or other entities that included the Seller during a prior period) other than the Seller. All Taxes that the Seller is or was required by law to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Entity. For purposes of this Agreement, "Taxes" means all taxes, charges, fees, levies, custom duties or other similar assessments or liabilities, including without limitation income, gross receipts, ad valorem, premium, value-added, excise, severance, stamp, occupation, windfall profits, custom duties, real property, personal property, sales, use, transfer, transfer gains, withholding, employment, unemployment insurance, social security, business license, business organization, environmental, payroll and franchise taxes imposed by the United States of America or any state, local or foreign government, or any agency thereof, or other political subdivision of the United States or any such government, and any interest, fines, penalties, assessments or additions to tax resulting from, attributable to or incurred in connection with any Tax or any contest or dispute thereof. For purposes of this Agreement, "Tax Returns" means all reports, returns, declarations, statements or other information required to be supplied to a taxing authority in connection with Taxes.

     (b) The Seller is not a party to any Tax allocation or sharing agreement with respect to Taxes. The Seller has not waived any statute of limitations with respect to Taxes or agreed to an extension of time with respect to a Tax assessment or deficiency.

      Section 2.14. Accounts Receivable. Schedule 2.14 attached hereto sets forth a true, correct and complete list of all Accounts Receivable as of March 18, 1998, including an aging thereof. All Accounts Receivable arose out of the sales or licenses of inventory, products or services in the ordinary course of business and are collectible in the face value thereof within 90 days of the date of invoice, using normal collection procedures, net of the reserve for doubtful accounts as set forth thereon, which reserve is adequate and was calculated in accordance with GAAP consistently applied.

      Section 2.15. Books and Records. The general ledgers and books of account of the Seller, all federal, state and local income, franchise, property and other Tax Returns filed by the Seller Entities with respect to the Assets, and all other books and records of the Seller are in all material respects complete and correct and have been maintained in accordance with good business practice and in accordance with all applicable procedures required by laws and regulations.

      Section 2.16.  Contracts and Commitments.

     (a) Schedule 2.16 attached hereto contains a true, complete and correct list and description of the following contracts and agreements, whether written or oral (collectively, the "Contracts"):

          (i) all loan agreements, indentures, mortgages and guaranties to which the Seller is a party or by which the Seller or any of its property is bound;

          (ii) all pledges, conditional sale or title retention agreements, security agreements, equipment obligations, personal property leases and lease purchase agreements relating to any of the Assets to which the Seller is a party or by which the Seller or any of its property is bound;

          (iii) all contracts, agreements, commitments, purchase orders or other understandings or arrangements to which the Seller is a party or by which the Seller or any of its property is bound which (A) involve payments or receipts by the Seller of more than $10,000 in the case of any single contract, agreement, commitment, understanding or arrangement under which full performance (including payment) has not been rendered by all parties thereto or (B) which may materially adversely affect the condition (financial or otherwise) or the properties, assets, business or prospects of the Seller;

          (iv) all collective bargaining agreements, employment and consulting agreements and employee benefit plans to which the Seller is a party or by which the Seller or any of its property is bound;

          (v) all agency, distributor, sales representative and similar agreements to which the Seller is a party;

          (vi) all contracts, agreements or other understandings or arrangements between the Seller and any stockholder or Affiliate of the Seller;

          (vii) all leases, whether operating, capital or otherwise, under which the Seller is lessor or lessee;

          (viii) all contracts, agreements and other documents or information relating to past disposal of waste (whether or not hazardous);

          (ix) all contracts, agreements, licenses, commitments, purchase orders or other understandings to which the Seller is a party obligated to or pursuant to which the Seller (A) is otherwise obligated to perform maintenance services in connection with the Seller's products for (i) a period in excess of one year subsequent to the Closing Date or (ii) nominal or no consideration or (B) has licensed its products for nominal or no consideration; and

          (x) any other material agreement or contract entered into by the Seller.

     (b) Except as set forth on Schedule 2.16 attached hereto:

          (i) each Contract is a valid and binding agreement of the Seller, enforceable against the Seller in accordance with its terms, and the Seller does not have any knowledge that any Contract is not a valid and binding agreement of the other parties thereto;

          (ii) the Seller has fulfilled all material obligations required pursuant to the Contracts to have been performed by the Seller on its part prior to the date hereof, and the Seller has no reason to believe that the Seller will not be able to fulfill, when due, all of its obligations under the Contracts which remain to be performed after the date hereof;

          (iii) the Seller is not in breach of or default under any Contract, and no event has occurred which with the passage of time or giving of notice or both would constitute such a default, result in a loss of rights or result in the creation of any lien, charge, security interest or encumbrance thereunder or pursuant thereto;

          (iv) to the knowledge of the Seller, there is no existing breach or default by any other party to any Contract, and no event has occurred which with the passage of time or giving of notice or both would constitute a default by such other party, result in a loss of rights or result in the creation of any lien, charge, security interest or encumbrance thereunder or pursuant thereto; and

          (v) the Seller is not restricted by any Contract from carrying on its business anywhere in the world.

      Section 2.17. Compliance with Agreements and Laws. The Seller has all requisite licenses, permits and certificates, including environmental, health and safety permits, from federal, state and local authorities necessary to conduct its business and own and operate its assets (collectively, the "Permits"). Schedule 2.17 attached hereto sets forth a true, correct and complete list of all such Permits. The Seller is not in violation of any law, regulation or ordinance (including, without limitation, laws, regulations or ordinances relating to building, zoning, environmental, disposal of hazardous substances, land use or similar matters) relating to its properties, the violation of which could have a material adverse effect on the Seller or its properties. The business of the Seller does not violate, in any material respect, any federal, state, local or foreign laws, regulations or orders (including, but not limited to, any of the foregoing relating to employment discrimination, occupational safety, environmental protection, hazardous and solid wastes (as defined in the Resource Conservation and Recovery Act, as amended), conservation or corrupt practices, the enforcement of which would have a material adverse effect on the results of operations, condition (financial or otherwise), assets, properties, business or prospects of the Seller. Except as set forth on Schedule 2.17 attached hereto, the Seller has not since December 31, 1995 received any notice or communication from any federal, state or local Governmental Entity or otherwise of any such violation or noncompliance.

      Section 2.18.  Employee Relations.

     (a) To the knowledge of the Seller, the Seller is in compliance with all federal, state and local laws respecting employment and employment practices, terms and conditions of employment, and wages and hours, and is not engaged in any unfair labor practice, and there are no arrears in the payment of wages or social security Taxes.

     (b) Except as set forth on Schedule 2.18 attached hereto:

          (i) none of the employees of the Seller is represented by any labor union;

          (ii) there is no unfair labor practice complaint against the Seller pending before the National Labor Relations Board or any state or local agency;

          (iii) there is no pending labor strike or other labor trouble affecting the Seller (including, without limitation, any organizational drive);

          (iv)  there is no labor grievance pending against the Seller;

          (v) there is no pending representation question respecting the employees of the Seller; and

          (vi) there are no pending arbitration proceedings arising out of or under any collective bargaining agreement to which the Seller is a party, or to the knowledge of the Seller, any basis for which a claim may be made under any collective bargaining agreement to which the Seller is a party.

     (c) For purposes of this Subsection 2.18, the term "employee" shall be construed to include sales agents and other independent contractors who spend a majority of their working time on the Seller's business.

      Section 2.19. Absence of Certain Changes or Events. Except as set forth on Schedule 2.19 attached hereto, since the Balance Sheet Date, the Seller has not entered into any transaction which is not in the usual and ordinary course of business, and, without limiting the generality of the foregoing, the Seller has not:

     (a) incurred any material obligation or liability for borrowed money;

     (b) discharged or satisfied any lien or encumbrance or paid any obligation or liability other than current liabilities reflected in the Balance Sheet;

     (c) mortgaged, pledged or subjected to lien, charge or other encumbrance any of the Assets;

     (d) sold or purchased, assigned or transferred any of its tangible assets or cancelled any debts or claims, except for inventory sold in the ordinary course of business;

     (e) made any material amendment to or termination of any Contract or done any act or omitted to do any act which would cause the breach of any Contract;

     (f) suffered any losses, whether insured or uninsured, and whether or not in the control of the Seller, in excess of $10,000 in the aggregate, or waived any rights of any value;

     (g) made any changes in compensation of its officers, directors or employees;

     (h) authorized or issued recall notices for any of its products or initiated any safety investigations;

     (i) received notice of any litigation, warranty claim or products liability claims; or

     (j) made any material change in the terms, status or funding condition of any employee benefit plan.

      Section 2.20. Customers. Schedule 2.20 attached hereto sets forth a true, correct and complete list of the names and addresses of all customers of the Seller that accounted for more than 1% of the Seller's total sales in the fiscal year ended December 31, 1997. None of such customers has notified the Seller that it intends to discontinue its current relationship with the Seller.

      Section 2.21. Suppliers. Schedule 2.21 attached hereto sets forth a true, correct and complete list of the names and addresses of the ten suppliers of the Seller that accounted for the largest dollar volume of purchases by the Company in the fiscal year ended December 31, 1997. None of such suppliers has notified either of the Seller Entities that it intends to discontinue its current relationship with the Seller.

      Section 2.22. Bank Accounts. Schedule 2.22 attached hereto contains a true, correct and complete list of all bank, brokerage and investment accounts and safe deposit boxes in the name of or controlled by the Seller and the names of persons having access thereto.

      Section 2.23. Prepayments and Deposits. Schedule 2.23 attached hereto sets forth all prepayments or deposits from customers for products to be shipped, or services to be performed, after the Closing Date which have been received by the Seller as of the date hereof.

      Section 2.24.  Intellectual Property.

     (a) The Seller owns or has the right to use all Intellectual Property (as defined in Subsection 2.24(g)) used in the operation of its business or necessary for the operation of the business as presently proposed to be conducted. Each item of Intellectual Property owned by the Seller will be transferred to the Buyer immediately following the Closing, and each such item of Intellectual Property available for use by the Seller will be available for use by the Buyer on identical terms and conditions immediately following the Closing. The Seller has taken all reasonable measures to protect the proprietary nature of each item of Intellectual Property, and to maintain in confidence all trade secrets and confidential information, that it owns or uses. To the knowledge of the Seller, no other person or entity has any rights to any of the Intellectual Property owned or used by the Seller (except pursuant to agreements or licenses specified in Schedule 2.16 and Schedule 2.24(c) attached hereto), and no other person or entity is infringing, violating or misappropriating any of the Intellectual Property that the Seller owns or uses.

     (b) To the knowledge of the Seller, none of the activities or businesses conducted by the Seller infringes, violates or constitutes a misappropriation of (or in the past infringed, violated or constituted a misappropriation of) any Intellectual Property rights of any other person or entity. The Seller has not received any complaint, claim or notice alleging any such infringement, violation or misappropriation, and to the knowledge of the Seller, there is no basis for any such complaint, claim or notice.

     (c) Schedule 2.24(c) attached hereto identifies each (i) trademark, copyright and patent registration that has been issued to the Seller; (ii) pending trademark, copyright and patent application which the Seller has made and (iii) license or other agreement pursuant to which the Seller has granted any rights to any third party with respect to any of its Intellectual Property. The Seller has delivered to the Buyer correct and complete copies of all such patent, trademark and copyright registrations and applications (as amended to date) and such licenses and agreements (as amended to date) and has specifically identified and made available to the Buyer correct and complete copies of all other written documentation evidencing ownership of, and any claims or disputes relating to, each such item. Except as set forth in Schedule 2.24(c) attached hereto, with respect to each item of Intellectual Property that the Seller owns:

          (i) the Seller possesses all right, title and interest in and to such item;

          (ii) such item is not subject to any outstanding judgment, order, decree, stipulation or injunction; and

          (iii) the Seller has not agreed to indemnify any person or entity for or against any infringement, misappropriation or other conflict with respect to such item.

     (d) Schedule 2.24(d) attached hereto identifies each item of Intellectual Property used in the operation of the business of the Seller at any time during the period covered by the Financial Statements, or that the Seller plans to use in the future, that is owned by a party other than the Seller. The Seller has supplied the Buyer with correct and complete copies of all licenses, sublicenses or other agreements (as amended to date) pursuant to which the Seller uses such Intellectual Property, all of which are listed on Schedule 2.16 and Schedule 2.24(d) attached hereto. Except as set forth in Schedule 2.16 and Schedule 2.24(d) attached hereto, with respect to each such item of Intellectual
Property:

          (i) the license, sublicense or other agreement covering such item is legal, valid, binding, enforceable and in full force and effect;

          (ii) such license, sublicense or other agreement will continue to be legal, valid and binding, enforceable and in full force and effect upon and immediately following the Closing in accordance with the terms thereof as in effect prior to the Closing;

          (iii) neither the Seller nor, to the knowledge of the Seller, any other party to such license, sublicense or other agreement, is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification or acceleration thereunder;

          (iv) the underlying item of Intellectual Property is not subject to any outstanding judgment, order, decree, stipulation or injunction;

          (v) the Seller has not agreed to indemnify any person or entity for or against any interference, infringement, misappropriation or other conflict with respect to such item; and

          (vi) no license or other fee is payable upon any transfer or assignment of such license, sublicense or other agreement.

     (e) Schedule 2.24(e) attached hereto accurately identifies and describes in summary fashion the functions of all Software developed by the Seller (the "Seller Software") and identifies the nature of the Seller's rights therein.
Schedule 2.24(e)
attached hereto identifies all computer programs, libraries, databases or other software not owned by the Seller but embedded in or necessary for the use of the Seller Software (the "Third Party Software"). Except as set forth on Schedule 2.24(e) attached hereto:

          (i) The documentation, manuals, flow charts or other materials which the Seller is transferring to the Buyer pursuant hereto document in reasonable detail all of the functions of the Software and are sufficient and adequate to provide for their use by end users skilled in the use of such programs.

          (ii) Other than as described on Schedule 2.24(e) attached hereto, the Seller has not disclosed the source code for any of the Seller Software or other confidential or proprietary information constituting, embodied in or pertaining to the Seller Software to any person and has taken reasonable measures to prevent such disclosure, other than disclosure of such source code to employees or independent contractors of the Seller, in each case pursuant to valid and binding nondisclosure agreements with such persons or entities which are in full force and effect. Other than as described on
     Schedule 2.24(e) attached hereto, all of the Seller Software has been created by regular employees of the Seller within the scope of their employment by the Seller or by independent contractors of the Seller who, in either case, have executed agreements maintaining the confidentiality of the Seller Software and expressly assigning, in the case of such regular employees and such independent contractors, all such regular employees, and such independent contractors' right, title and interest in the Seller Software to the Seller.

          (iii) Except as disclosed on Schedule 2.24(e) attached hereto, the Seller has not distributed the Seller Software or Third Party Software except pursuant to and in compliance with the Contracts. No licensees of the Seller are permitted to distribute the Seller Software except pursuant to a valid written sublicense agreement, a form of which has been provided to the Buyer. Other than as described on Schedule 2.24(e) attached hereto, no third party may legally use the Seller Software except pursuant to a written license agreement, a form of which has been provided to the Buyer or a sublicense agreement, as described above.

     (f) The Seller warrants that all of the Seller's software products described on Schedule 2.24(f) attached hereto are designed to perform, and will perform correctly at all times prior to, during and after the calendar year 2000, all functions, calculations, sequencing, displays and other processing of calendar dates and date-related data without error or degradations in performance, specifically including any error relating to, or the product of, date data which represent different centuries or more. The Seller makes no such representation with respect to any of its other software products.

     (g) For purposes of this Agreement, "Intellectual Property" means all (i) patents, patent applications, patent disclosures and all related continuation, continuation-in-part, divisional, reissue, reexamination, utility, model, certificate of invention and design patents, patent applications, registrations and applications for registrations; (ii) trademarks, service marks, trade dress, logos, trade names and corporate names and registrations and applications for registration thereof; (iii) copyrights and registrations and applications for registration thereof (including moral rights); (iv) mask works and registrations and applications for registration thereof; (v) computer software, data and documentation; (vi) trade secrets and confidential business information, whether patentable or unpatentable and whether or not reduced to practice, know-how, manufacturing and production processes and techniques, research and development information, copyrightable works, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information; (vii) other proprietary rights relating to any of the foregoing; and (viii) copies and tangible embodiments thereof.

      Section 2.25.  [Intentionally Deleted].

      Section 2.26.  Environmental Matters.

     (a) Except as set forth on Schedule 2.26(a) attached hereto, the Seller has complied with all applicable Environmental Laws (as defined below) as such laws relate to its business or operations. There is no pending or, to the knowledge of the Seller Entities, threatened civil or criminal litigation, written notice of violation, formal administrative proceeding, or investigation, inquiry or information request by any Governmental Entity, relating to any Environmental Law involving the Seller. For purposes of this Agreement, "Environmental Law" means any federal, state or local law, statute, rule or regulation or the common law relating to the environment or occupational health and safety, including without limitation any statute, regulation or order pertaining to (i) treatment, storage, disposal, generation and transportation of industrial, toxic or hazardous substances or solid or hazardous waste; (ii) air, water and noise pollution; (iii) groundwater and soil contamination; (iv) the release or threatened release into the environment of industrial, toxic or hazardous substances, or solid or hazardous waste, including without limitation emissions, discharges, injections, spills, escapes or dumping of pollutants, contaminants or chemicals; (v) the protection of wild life, marine sanctuaries and wetlands, including without limitation all endangered and threatened species; (vi) storage tanks, vessels and containers; (vii) underground and other storage tanks or vessels, abandoned, disposed or discarded barrels, containers and other closed receptacles; (viii) health and safety of employees and other persons; and (ix) manufacture, processing, use, distribution, treatment, storage, disposal, transportation or handling of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or oil or petroleum products or solid or hazardous waste. As used above, the terms "release" and "environment" shall have the meaning set forth in the federal Comprehensive Environmental Compensation, Liability and Response Act of 1980, as amended ("CERCLA").

     (b) Except as set forth on Schedule 2.26(b) attached hereto, there have been no releases of any Materials of Environmental Concern (as defined below) into the environment at any parcel of real property or any facility formerly or currently owned, operated, utilized or controlled by the Seller. With respect to any such releases of Materials of Environmental Concern, the Seller has given all required notices to Governmental Entities (copies of which have been provided to the Buyer). The Seller is not aware of any releases of Materials of Environmental Concern at parcels of real property or facilities other than those owned, operated or controlled by the Seller that could reasonably be expected to have an impact on the real property or facilities owned, operated, utilized or controlled by the Seller. For purposes of this Agreement, "Materials of Environmental Concern" means any chemicals, pollutants or contaminants, hazardous substances (as such term is defined under CERCLA), solid wastes and hazardous wastes (as such terms are defined under the federal Resources Conservation and Recovery Act, as amended), toxic materials, oil or petroleum and petroleum products.

     (c) Set forth on Schedule 2.26(c) attached hereto is a list of all environmental reports, investigations and audits (whether conducted by or on behalf of the Seller or a third party, and whether done at the initiative of the Seller or directed by a Governmental Entity or other third party) relating to premises currently or previously utilized or operated by the Seller. Complete and accurate copies of each such report, or the results of each such investigation or audit, have been provided to the Buyer.

     (d) Set forth on Schedule 2.26(d) attached hereto is a list of all of the solid and hazardous waste transporters and treatment, storage and disposal facilities that have been utilized or operated by the Seller. The Seller is not aware of any material environmental liability of any such transporter or facility.

      Section 2.27.  Real Estate.  The Seller owns no real property.

      Section 2.28. Acquired Assets Complete. The Assets are, when utilized by a labor force substantially similar to that employed by the Seller on the date hereof and when properly funded by the Buyer with working capital, adequate to conduct the business operations currently conducted by the Seller.

      Section 2.29. Product Warranty. The warranties contained in the Contracts constitute the only express warranties relating to the software licensed and services provided thereunder. Schedule 2.29 attached hereto sets forth the aggregate expenses incurred by the Seller in fulfilling its obligations under guaranty, warranty, right of return and indemnity provisions during the fiscal year covered by the Financial Statements; and the Seller knows of no reason why such expenses should significantly increase as a percentage of sales in the future.

      Section 2.30. Regulatory Approvals. All consents, approvals, authorizations and other requirements prescribed by any law, rule or regulation which must be obtained or satisfied by the Seller and which are necessary for the execution and delivery by the Seller of this Agreement and the documents to be executed and delivered by the Seller in connection herewith are set forth on
Schedule 2.30 attached hereto and have been, or will be prior to the Closing Date, obtained and satisfied.

      Section 2.31. Certain Business Relationships With Affiliates. Except as set forth on Schedule 2.31 attached hereto, no Affiliate of the Seller (a) owns any property or right, tangible or intangible, which is used in the business of the Seller, (b) has any claim or cause of action against the Seller or (c) owes any money to the Seller. Schedule 2.31 attached hereto describes any transactions or relationships between the Seller and any Affiliate thereof which are reflected in the Financial Statements.

      Section 2.32.  Powers of Attorney and Suretyships.  Except as set forth on
Schedule 2.32 attached hereto, the Seller has no general or special powers of attorney outstanding (whether as grantor or grantee thereof) and has no obligation or liability (whether actual, accrued, accruing, contingent or otherwise) as guarantor, surety, co-signor, endorser, co-maker, indemnitor or otherwise in respect of the obligation of any person, corporation, partnership, joint venture, association, organization or other entity, except as endorser or maker of checks or letters of credit, respectively, endorsed or made in the ordinary course of business.

      Section 2.33. Investment Representation. The Seller is acquiring the Shares from the Buyer for its own account for investment and not with a view to, or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling the same; and, except as contemplated by this Agreement and the agreements contemplated herein, the Seller has no present or contemplated agreement, undertaking, arrangement, obligation, indebtedness or commitment providing for the disposition thereof. The Seller is an "accredited investor," as such term is defined in Rule 501 of Regulation D of the Securities Act.

      Section 2.34. Broker's Fees. Except as set forth on Schedule 2.34 attached hereto, neither of the Seller Entities has any liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

                                  ARTICLE III
                          REPRESENTATIONS OF THE BUYER

      The Buyer represents and warrants to the Seller Entities as follows:

      Section 3.1. Organization and Authority. The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has requisite power and authority (corporate and other) to own its properties, to carry on its business as now being conducted, to execute and deliver this Agreement and the agreements contemplated herein and to consummate the transactions contemplated hereby and thereby.

      Section 3.2. Capitalization. The authorized capital stock of the Buyer consists of (a) 25,000,000 shares of Buyer Common Stock, of which 13,900,744 shares are issued and outstanding and no shares are held in the treasury of the Buyer, and (b) 1,000,000 shares of Preferred Stock, $.01 par value per share, of which no shares are issued or outstanding. All of the issued and outstanding shares of Buyer Common Stock are duly authorized, validly issued, fully paid, nonassessable and free of all preemptive rights. All of the Shares will be, when issued in accordance with this Agreement, duly authorized, validly issued, fully paid, nonassessable and free of all preemptive rights.

      Section 3.3. Authorization. The execution and delivery of this Agreement and the agreements provided for herein by the Buyer, and the consummation by the Buyer of all transactions contemplated hereby and thereby, have been duly authorized by all requisite corporate action on the part of the Buyer. This Agreement and all such other agreements and written obligations entered into and undertaken in connection with the transactions contemplated hereby to which the Buyer is a party constitute the valid and legally binding obligations of the Buyer, enforceable against it in accordance with their respective terms. The execution, delivery and performance of this Agreement and the agreements provided for herein, and the consummation by the Buyer of the transactions contemplated hereby and thereby, will not, with or without the giving of notice or the passage of time or both, (a) violate the provisions of any law, statute, rule or regulation applicable to the Buyer; (b) violate the provisions of the charter or bylaws of the Buyer; (c) violate any judgment, decree, order, writ, injunction or award of any court, arbitrator or other Governmental Entity applicable to the Buyer or its properties or assets; (d) require on the part of the Buyer any filing with, or any permit, authorization, consent or approval of, any Governmental Entity; or (e) conflict with or result in the breach or termination of any term or provision of, or constitute a default under, or cause any acceleration under, or cause the creation of any security interest, lien, charge or encumbrance upon the properties or assets of the Buyer pursuant to, any indenture, mortgage, deed of trust or other agreement or instrument to which it or its properties is a party or by which the Buyer is or may be bound.
Schedule 3.3 attached hereto sets forth a true, correct and complete list of all consents and approvals of third parties that are required in connection with the consummation by the Buyer of the transactions contemplated by this Agreement.

      Section 3.4. Reports and Financial Statements. The Buyer has previously furnished to the Seller complete and accurate copies, as amended or supplemented, of its (a) Annual Report on Form 10-K for the fiscal year ended December 31, 1996, as filed with the Securities and Exchange Commission (the "Commission"), and (b) all other reports filed by the Buyer under Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), with the Commission since December 31, 1996 (such reports are collectively referred to herein as the "Buyer Reports"). The Buyer Reports constitute all of the documents required to be filed by the Buyer under Section 13 of the Exchange Act with the Commission since December 31, 1996. As of their respective dates, the Buyer Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited financial statements and unaudited interim financial statements of the Buyer included in the Buyer Reports (i) comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission with respect thereto, (ii) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby (except as may be indicated therein or in the notes thereto, and in the case of quarterly financial statements, as permitted by Form 10-Q under the Exchange Act), (iii) fairly present the consolidated financial condition, results of operations and cash flows of the Buyer as of the respective dates thereof and for the periods referred to therein and (iv) are consistent with the books and records of the Buyer.

      Section 3.5. Broker's Fees. The Buyer has no liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

      Section 3.6. Regulatory Approvals. All consents, approvals, authorizations and other requirements prescribed by any law, rule or regulation which must be obtained or satisfied by the Buyer and which are necessary for the execution and delivery by the Buyer of this Agreement and the documents to be executed and delivered by the Buyer in connection herewith are set forth on
Schedule 3.6 attached hereto and have been, or will be prior to the Closing Date, obtained and satisfied.

                                   ARTICLE IV
                  ACCESS TO INFORMATION; PUBLIC ANNOUNCEMENTS

      Section 4.1.  Access to Management, Properties and Records.

     (a) From the date of this Agreement until the Closing Date, the Seller shall afford the officers, attorneys, accountants and other authorized representatives of the Buyer free and full access upon reasonable notice and during normal business hours to all management personnel, offices, properties, books and records of the Seller, so that the Buyer may have full opportunity to make such investigation as it shall desire to make of the management, business, properties and affairs of the Seller, and the Buyer shall be permitted to make abstracts from, or copies of, all such books and records. The Seller shall furnish to the Buyer such financial and operating data and other information as to the Assets and the business of the Seller as the Buyer shall reasonably request.

     (b) The Seller shall authorize the release to the Buyer of all files pertaining to the Seller, the Assets or the business or operations of the Seller held by any federal, state, county or local Governmental Entities.

      Section 4.2. Public Announcements. The Parties agree that prior to the Closing Date, except as otherwise required by law, any and all public announcements or other public communications concerning this Agreement and the purchase of the Assets by the Buyer shall be subject to the approval of the Parties, which approval shall not be unreasonably withheld.

                                   ARTICLE V
                      PRE-CLOSING COVENANTS OF THE SELLER

From and after the date hereof and until the Closing Date:

      Section 5.1. Conduct of Business. The Seller shall carry on its business diligently and substantially in the same manner as heretofore and shall not make or institute any unusual or new methods of manufacture, purchase, sale, shipment or delivery, lease, license management, accounting or operation, and shall not ship or deliver any quantity of products in excess of normal shipment or delivery levels, except as agreed to in writing by the Buyer. All of the property of the Seller shall be used, operated, repaired and maintained in a normal business manner consistent with past practice.

      Section 5.2. Absence of Material Changes. Without the prior written consent of the Buyer, the Seller shall not:

     (a) take any action to amend its charter or bylaws;

     (b) issue any stock, bonds or other corporate securities or grant any option or issue any warrant to purchase or subscribe to any of such securities or issue any securities convertible into such securities;

     (c) incur any obligation or liability (absolute or contingent), except current liabilities incurred and obligations under contracts entered into in the ordinary course of business;

     (d) declare or make any payment or distribution with respect to its stock or purchase or redeem any shares of its capital stock;

     (e) mortgage, pledge or subject to any security interest, lien, charge or any other encumbrance any of the Assets;

     (f) sell, assign or transfer any of the Assets, except for inventory or products sold or licensed in the ordinary course of business, at a normal profit margin, and for not less than replacement cost;

     (g) cancel any debts or claims, except in the ordinary course of business;

     (h) merge or consolidate with or into any corporation or other entity;

     (i) make, accrue or become liable for any bonus, profit sharing or incentive payment, except for accruals under existing plans, if any, or increase the rate of compensation payable or to become payable by it to any of its officers, directors or employees, other than increases in the ordinary course of business consistent with past practice;

     (j) make any election or give any consent under the Code or the Tax statutes of any state or other jurisdiction or make any termination, revocation or cancellation of any such election or any consent or compromise or settle any claim for past or present Tax due;

     (k) waive any rights of material value;

     (l) modify, amend, alter or terminate any of its executory contracts of a material value or which are material in amount;

     (m) take or permit any act or omission constituting a breach or default under any contract, indenture or agreement by which it or its properties are bound;

     (n) fail to (i) preserve the possession and control of its assets and business; (ii) keep in service its present officers and key employees; (iii) preserve the goodwill of its customers, suppliers, agents, brokers and others having business relations with it and (iv) keep and preserve its business existing on the date hereof until after the Closing Date;

     (o) fail to operate its business and maintain its books, accounts and records in the customary manner and in the ordinary or regular course of business and maintain in good repair its business premises, fixtures, machinery, furniture and equipment;

     (p) enter into any leases, contracts, agreements or understandings other than those entered into in the ordinary course of business calling for payments which in the aggregate do not exceed $10,000 for each such lease, contract, agreement or understanding;

     (q) engage any employee for a salary in excess of $25,000 per annum;

     (r) materially alter the terms, status or funding condition of any Employee Benefit Plan; or

     (s) commit or agree to do any of the foregoing in the future.

      Section 5.3. Taxes. The Seller will, on a timely basis, file all Tax Returns for and pay any and all Taxes which shall become due or shall have accrued (a) on account of the operation of the business of the Seller or the ownership of the Assets on or prior to the Closing Date or (b) on account of the sale of the Assets (including a pro-rata portion of all personal property and excise Taxes payable with respect to the Assets by the Seller).

      Section 5.4.  Communication with Customers and Suppliers.

     (a) Unless instructed otherwise by the Buyer in writing, the Seller will accept customer orders in the ordinary course of business and consistent with past practice for all products offered by the Seller but expected to be shipped by the Buyer after the Closing Date.

     (b) The Seller and the Buyer will cooperate in communication with suppliers and customers to accomplish the transfer of the Assets to the Buyer on the Closing Date.

      Section 5.5. Compliance with Laws. The Seller will comply with all laws and regulations which are applicable to it, its ownership of the Assets or to the conduct of its business and will perform and comply with all contracts, commitments and obligations by which it is bound.

      Section 5.6. Continued Truth of Representations and Warranties of the Seller Entities. The Seller will not take any actions which would result in any of the representations or warranties set forth in Section 2 hereof being untrue.

      Section 5.7. Continuing Obligation to Inform. From time to time prior to the Closing, the Seller will deliver or cause to be delivered to the Buyer supplemental information concerning events subsequent to the date hereof which would render any statement, representation or warranty in this Agreement or any information contained in any Schedule inaccurate or incomplete in any material respect at any time after the date hereof until the Closing Date.

      Section 5.8. Exclusive Dealing. The Seller Entities, individually or together, will not, directly or indirectly, through any officer, director, agent or otherwise, (a) solicit, initiate or encourage submission of proposals or offers from any person relating to any acquisition or purchase of all or a material portion of the Assets, or any equity interest in, the Seller or any equity investment, merger, consolidation or business combination with the Seller; or (b) participate in any discussions or negotiations regarding, or furnish to any other person, any non-public information with respect to, or otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other person to do or seek any of the foregoing. The Seller Entities shall promptly notify the Buyer if any such proposal or offer, or any inquiry or contact with any person with respect thereto, is made.

                                   ARTICLE VI
               BEST EFFORTS TO OBTAIN SATISFACTION OF CONDITIONS

     The Seller and the Buyer covenant and agree to use their best efforts to obtain the satisfaction of the conditions specified in this Agreement.

                                  ARTICLE VII
                     CONDITIONS TO OBLIGATIONS OF THE BUYER

     The obligations of the Buyer under this Agreement are subject to the fulfillment, at the Closing Date, of the following conditions precedent, each of which may be waived in writing in the sole discretion of the Buyer:

      Section 7.1. Continued Truth of Representations and Warranties of the Seller; Compliance with Covenants and Obligations. The representations and warranties of the Seller shall be true on and as of the Closing Date as though such representations and warranties were made on and as of such date, except for representations and warranties made as of a specific date, which shall be true as of such date. The Seller shall have performed and complied with all terms, conditions, covenants, obligations, agreements and restrictions required by this Agreement to be performed or complied with by each of them, respectively, prior to or at the Closing Date.

      Section 7.2. Corporate Proceedings. All corporate and other proceedings required to be taken on the part of each of the Seller to authorize or carry out this Agreement and to convey, assign, transfer and deliver the Assets shall have been taken.

      Section 7.3. Governmental Approvals. All Governmental Entities, the consent, authorization or approval of which is necessary under any applicable law, rule, order or regulation for the consummation by the Seller of the transactions contemplated by this Agreement and the operation of the Seller's business by the Buyer shall have consented to, authorized, permitted or approved such transactions.

      Section 7.4.  [Intentionally Deleted].

      Section 7.5. Adverse Proceedings. No action or proceeding by or before any court or other Governmental Entity shall have been instituted or threatened by any Governmental Entity or person whatsoever which shall seek to restrain, prohibit or invalidate the transactions contemplated by this Agreement or which might affect the right of the Buyer to own or use the Assets after the Closing.

      Section 7.6. Opinion of Counsel. The Buyer shall have received an opinion of Chapman and Cutler, counsel to the Seller, dated as of the Closing Date, in substantially the form attached hereto as Exhibit C.

      Section 7.7. Board of Directors and Shareholder Approval. The Board of Directors and AEGON, the sole shareholder of the Seller, shall have duly authorized the transactions contemplated by this Agreement.

      Section 7.8. The Assets. Except for the Permitted Encumbrances, at the Closing the Buyer shall receive good, clear, record and marketable title to the Assets, free and clear of all liens, liabilities, security interests and encumbrances of any nature whatsoever.

      Section 7.9. Update. The Seller shall have provided the Buyer with a true, correct and complete list and amount, as of March 18, 1998, of the trade accounts payable, accrued liabilities and other current liabilities.

      Section 7.10.  [Intentionally Deleted].

      Section 7.11.  [Intentionally Deleted].

      Section 7.12.  [Intentionally Deleted].

      Section 7.13.  [Intentionally Deleted].

      Section 7.14. Closing Deliveries. The Buyer shall have received at or prior to the Closing each of the following documents:

     (a) a Bill of Sale executed by the Seller in substantially the form attached hereto as Exhibit D;

     (b) such instruments of conveyance, assignment and transfer, in form and substance satisfactory to the Buyer, as shall be appropriate to convey, transfer and assign to, and to vest in, the Buyer, good, clear, record and marketable title to the Assets;

     (c) all technical data, formulations, product literature and other documentation relating to the Seller's business in the possession of the Seller, all in form and substance satisfactory to the Buyer;

     (d) such contracts, files and other data and documents pertaining to the Assets or the Seller's business in the possession of the Seller as the Buyer may reasonably request;

     (e) copies of the general ledgers and books of account of the Seller;

     (f) such certificates of the Seller's officers and such other documents evidencing satisfaction of the conditions specified in Section 7 as the Buyer shall reasonably request;

     (g) a certificate of the Secretary of State of the State of Delaware as to the legal existence and corporate good standing of the Seller in Delaware;

     (h) a certificate of the Secretary of State of the State of Illinois as to the foreign qualification and good standing of the Seller in Illinois;

     (i) certificate of the Secretary of the Seller attesting to the incumbency of the Seller's officers, the authenticity of the resolutions authorizing the transactions contemplated by this Agreement, and the authenticity and continuing validity of the charter and bylaws delivered pursuant to Subsection 2.1;

     (j) subleases for the properties situated at 2233 Lake Park Drive, Smyrna, Georgia (the "Georgia Sublease") and 707 Skokie Boulevard, Northbrook, Illinois (the "Illinois Sublease"), each executed by the Seller;

     (k) the schedules listed in Subsection 7.9;

     (l) the Escrow Agreement executed by the Seller and the Escrow Agent;

     (m) the cross receipt executed by the Seller; and

     (n) such other documents, instruments or certificates as the Buyer may reasonably request, including without limitation a certain side letter dated the date hereof with respect to post-closing arrangements (the "Side Letter") between the Seller and the Buyer.

                                  ARTICLE VIII
                    CONDITIONS TO OBLIGATIONS OF THE SELLER

     The obligations of the Seller under this Agreement are subject to the fulfillment, at the Closing Date, of the following conditions precedent, each of which may be waived in writing at the sole discretion of the Seller:

      Section 8.1. Continued Truth of Representations and Warranties of the Buyer; Compliance with Covenants and Obligations. The representations and warranties of the Buyer in this Agreement shall be true on and as of the Closing Date as though such representations and warranties were made on and as of such date, except for representations and warranties made as of a specific date, which shall be true as of such date. The Buyer shall have performed and complied with all terms, conditions, obligations, agreements and restrictions required by this Agreement to be performed or complied with by it prior to or at the Closing Date.

      Section 8.2. Corporate Proceedings. All corporate and other proceedings required to be taken on the part of the Buyer to authorize or carry out this Agreement shall have been taken.

      Section 8.3. Governmental Approvals. All Governmental Entities, the consent, authorization or approval of which is necessary under any applicable law, rule, order or regulation for the consummation by the Buyer of the transactions contemplated by this Agreement shall have consented to, authorized, permitted or approved such transactions.

      Section 8.4. Consents of Third Parties. The Buyer shall have received all requisite consents and approvals of all third parties whose consent or approval is required in order for the Buyer to consummate the transactions contemplated by this Agreement.

      Section 8.5. Adverse Proceedings. No action or proceeding by or before any court or other Governmental Entity shall have been instituted or threatened by any Governmental Entity or person whatsoever which shall seek to restrain, prohibit or invalidate the transactions contemplated by this Agreement or which might affect the right of the Seller to transfer the Assets.

      Section 8.6. Opinion of Counsel. The Seller shall have received an opinion of Hale and Dorr LLP, counsel to the Buyer, dated as of the Closing Date, in substantially the form attached hereto as Exhibit E.

      Section 8.7. Closing Deliveries. The Seller shall have received at or prior to the Closing each of the following documents:

     (a) such certificates of the Buyer's officers and such other documents evidencing satisfaction of the conditions specified in this Section 8 as the Seller shall reasonably request;

     (b) a certificate of the Secretary of State of the State of Delaware as to the legal existence and corporate good standing of the Buyer in Delaware;

     (c) a certificate of the Secretary of the Buyer attesting to the incumbency of the Buyer's officers, the authenticity of the resolutions authorizing the transactions contemplated by this Agreement, and the authenticity and continuing validity of the Buyer's charter and bylaws;

     (d) the Instrument of Assumption executed by the Buyer;

     (e) payment of the Base Consideration;

     (f) the Escrow Agreement executed by the Buyer and the Escrow Agent;

     (g) the Georgia Sublease and the Illinois Sublease, each executed by the Buyer;

     (h) the cross receipt executed by the Buyer; and

     (i) such other documents, instruments or certificates as the Seller may reasonably request, including without limitation the Side Letter.

      Section 8.8. Offers of Employment. The Buyer, in its sole discretion, will decide which employees it will make offers of employment to, and will make such decisions in compliance with all applicable laws. The Buyer agrees to offer to employ a sufficient number of the Seller's employees at sufficient wages and benefits and under terms and conditions sufficient to avoid the imposition of any liability on the Seller under the WARN Act.

                                   ARTICLE IX
                     ESCROW ARRANGEMENT AND INDEMNIFICATION

      Section 9.1. Escrow Arrangement. The Parties agree and acknowledge that the Buyer is delivering the Transaction Funds to the Escrow Agent on the Closing Date to secure: (a) the indemnification obligations of the Seller under Subsection 9.3 of this Agreement for which claims for Damages (as defined below) are made by the Buyer against the Seller on or before the First Anniversary; (b) the obligations of the Seller with respect to Accounts Receivable under Subsection 11.7 of this Agreement; (c) the obligation of the Seller under Subsection 11.8 of this Agreement to reimburse the Buyer for costs and expenses incurred by the Buyer for product claims and returns, which claims for reimbursement are made by the Buyer on or before the First Anniversary; and (d) payment of the Acquisition Liabilities. Subject to the provisions of Subsection
9.9 hereof, none of the claims or obligations set forth in this Subsection 9.1 shall be affected by any examination made for or on behalf of the Buyer or the Seller, as the case may be, or the knowledge of any of the officers, directors, stockholders, employees or agents of the Buyer or the Seller, as the case may be. Any claims or obligations secured by the Transaction Funds shall be made in accordance with the provisions of the Escrow Agreement.

      Section 9.2. Indemnification by the Buyer. The Buyer hereby agrees to indemnify and holds harmless the Seller against any and all debts, obligations and other liabilities (whether absolute, accrued, contingent, fixed or otherwise, or whether known or unknown, or due or to become due or otherwise), monetary damages, fines, fees, penalties, interest obligations, deficiencies, losses and expenses (including without limitation amounts paid in settlement, interest, court costs, costs of investigators, fees and expenses of attorneys, accountants, financial advisors and other experts, and other expenses of litigation) ("Damages") incurred by the Seller:

     (a) resulting from any breach by the Buyer of any representation or warranty in this Agreement;

     (b) resulting from any breach of any covenant, agreement or obligation of the Buyer contained in this Agreement or any other agreement, instrument or document contemplated by this Agreement;

     (c) resulting from any misrepresentation contained in any statement, certificate or schedule furnished by the Buyer pursuant to this Agreement or in connection with the transactions contemplated by this Agreement;

     (d) resulting from, relating to or constituting any obligations, liabilities or commitments of the Seller included within the Assumed Liabilities;

     (e) resulting from any warranty claim or product liability claim relating to (i) services provided or products sold or licensed by the Buyer after the Closing Date or (ii) the Buyer's operation of the Seller's business or operations after the Closing Date; and

     (f) relating to liabilities or expenses under the WARN Act.

      Section 9.3. Indemnification by the Seller. The Seller agrees to indemnify and hold harmless the Buyer from any and all Damages reasonably incurred by the Buyer in connection with each and all of the following:

     (a) Any breach by the Seller of any representation or warranty in this Agreement;

     (b) Any breach of any covenant, agreement or obligation of the Seller contained in this Agreement or any other agreement, instrument or document contemplated by this Agreement;

     (c) Any misrepresentation contained in any statement, certificate or schedule furnished by the Seller pursuant to this Agreement or in connection with the transactions contemplated by this Agreement;

     (d) Any claims against, or liabilities or obligations of, the Seller relating to the Retained Liabilities;

     (e) The failure of the Buyer to obtain the protections afforded by compliance with the notification and other requirements of the bulk sales laws in force in the jurisdictions in which such laws may be applicable to either the Seller or the transactions contemplated by this Agreement;

     (f) Any violation by the Seller of, or any failure by the Seller to comply with, any law, ruling, order, decree, regulation or zoning, environmental or permit requirement applicable to the Seller, the Assets or its business, whether or not any such violation or failure to comply has been disclosed to the Buyer, including any costs incurred by the Buyer (i) to bring the Assets into compliance with Environmental Laws as a consequence of noncompliance with such laws on the Closing Date or (ii) in connection with the transfer of the Assets;

     (g) Any warranty claim or product liability claim relating to (i) products manufactured or sold by the Seller prior to the Closing Date or (ii) the Seller's business or operation prior to the Closing Date;

     (h) Any Tax liabilities or obligations of the Seller or any of its Subsidiaries;

     (i) Any liability resulting from, relating to or constituting any litigation, suit, action, investigation, proceeding or controversy arising out of the Seller's actions prior to the Closing Date; and

     (j) Any liability resulting from, relating to or constituting any obligations of the Seller under the Assigned Contracts which became due and payable on or prior to the Closing Date.

      Section 9.4. Claims for Indemnification. Whenever any claim shall arise for indemnification pursuant to Subsections 9.2 or 9.3 of this Agreement, the Party seeking indemnification (for purposes of this Section 9, the "Indemnified Party") shall promptly notify the Party from whom indemnification is sought (for purposes of this Section 9, the "Indemnifying Party") of the claim and, when known, the facts constituting the basis for such claim. In the event of any such claim for indemnification hereunder resulting from or in connection with any claim or legal proceedings by a third party, the notice to the Indemnifying Party shall specify, if known, the amount or an estimate of the amount of the liability arising therefrom. The Indemnified Party shall not settle or compromise any claim by a third party for which it is entitled to indemnification hereunder without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld, unless suit shall have been instituted against it and the Indemnifying Party shall not have taken control of such suit after notification thereof as provided in Subsection 9.5 of this Agreement. Any claims for indemnification by the Buyer made on or before the First Anniversary shall also be made in accordance with the procedures set forth in the Escrow Agreement.

      Section 9.5. Defense by Indemnifying Party. In connection with any claim giving rise to indemnity hereunder resulting from or arising out of any claim or legal proceeding by a person who is not a party to this Agreement, the Indemnifying Party at its sole cost and expense may, upon written notice to the Indemnified Party, assume the defense of any such claim or legal proceeding if it acknowledges to the Indemnified Party in writing its obligations to indemnify the Indemnified Party with respect to all elements of such claim. The Indemnified Party shall be entitled to participate in (but not control) the defense of any such action, with its counsel and at its own expense. If the Indemnifying Party does not assume the defense of any such claim or litigation resulting therefrom within one month after the date such claim is made, (a) the Indemnified Party may defend against such claim or litigation, in such manner as it may deem appropriate, including, but not limited to, settling such claim or litigation, after giving notice of the same to the Indemnifying Party, on such terms as the Indemnified Party may deem appropriate, and (b) the Indemnifying Party shall be entitled to participate in (but not control) the defense of such action, with its counsel and at its own expense. If the Indemnifying Party thereafter seeks to question the manner in which the Indemnified Party defended such third-party claim or the amount or nature of any such settlement, the Indemnifying Party shall have the burden to prove by a preponderance of the evidence that the Indemnified Party did not defend or settle such third-party claim in a reasonably prudent manner.

      Section 9.6. Payment of Indemnification Obligation. The Seller hereby agrees that any claim for indemnification by the Buyer under this Agreement shall not be limited to the Transaction Funds. All indemnification by the Buyer or the Seller hereunder (to the extent not satisfied in the manner specified in the preceding sentence) shall be effected by payment of cash or delivery of a cashier's or certified check in the amount of the indemnification liability.

      Section 9.7. Survival. The representations and warranties of the Parties set forth in this Agreement shall survive the Closing and the consummation of the transactions contemplated hereby and continue until two years after the Closing Date (and thereafter the Parties shall not make a claim against each other with respect thereto) and, subject to the provisions of Subsection 9.9 hereof, shall not be affected by any examination made for or on behalf of such Party or the knowledge of any of the officers, directors, stockholders, employees or agents of such Party. Notwithstanding the foregoing, the representations contained in Subsections 2.13 and 2.26 shall survive the Closing and the consummation of the transactions contemplated thereby and continue until the expiration of the applicable statute of limitations relating to the subject matter of such representations, and the representations contained in Section 2.3 relating to the Seller's authority to engage in the transactions contemplated hereby shall survive without limit. If a notice is given in accordance with the provisions of Section 9 or the Escrow Agreement before expiration of such periods, then (notwithstanding the expiration of such time period) the representation or warranty applicable to such claim shall survive until, but only for purposes of, the resolution of such claim.

      Section 9.8. Limitations. Notwithstanding anything to the contrary herein, (a) the Seller shall not be liable under this Section 9 for any claims for Damages made after the First Anniversary unless and until the aggregate Damages to the Buyer exceed $100,000 (at which point the Seller shall become liable for the aggregate Damages, and not just amounts in excess of $100,000) and (b) the Buyer shall not be liable under this Section 9 unless and until the aggregate Damages to the Seller exceed $100,000 (at which point the Buyer shall become liable for the aggregate Damages, and not just amounts in excess of $100,000). Except with respect to claims based on fraud, the rights of each Party under this Section 9 shall be the exclusive remedy of such Party with respect to claims resulting from or relating to any misrepresentation, breach of warranty or failure to perform any covenant or agreement of the other Party contained in this Agreement.

      Section 9.9. Pre-Closing Knowledge of Material Breach. Notwithstanding anything to the contrary contained herein, neither the Seller nor the Buyer may make a claim against the other for Damages with respect to any matter actually known by the

Buyer or the Seller, as the case may be, prior to the Closing to conflict with the accuracy of any representations or warranties of the Buyer or the Seller, as the case may be, if the Damages with respect to such inaccuracy exceeds $500,000.

                                   ARTICLE X
                     RESTRICTED STOCK; REGISTRATION RIGHTS

      Section 10.1. Restricted Shares. The Seller acknowledges that the Shares are not registered under the Securities Act, or applicable state securities laws, and any resale inconsistent with the Securities Act may create liability on its part and/or the part of the Buyer, and agrees not to assign, sell, contract to sell, pledge, make any short sale, transfer or otherwise dispose of any Shares prior to the First Anniversary. Notwithstanding the foregoing, at any time after the First Anniversary, the Seller may transfer the Shares to one or more Affiliates of the Seller if such Affiliates agree to be bound by the terms of Section 10 of this Agreement.

      Section 10.2. Share Legend. The Seller agrees that each certificate representing any of the Shares will bear a legend substantially as follows:

          "These shares have not been registered under the Securities Act of 1933, as amended. They may not be offered or transferred by sale, assignment, pledge or otherwise unless (i) a registration statement for the shares under the Securities Act of 1933, as amended, is in effect or (ii) the corporation has received an opinion of counsel, which opinion is satisfactory to the corporation, to the effect that such registration is not required under the Securities Act of 1933, as amended."

      Section 10.3.  Required Registrations.

     (a) At any time on or after the first anniversary of the Closing Date, the Seller may request, in writing, that the Buyer effect a registration on Form S-3 (or any successor form) of up to one-half of the Registrable Shares (as defined in Subsection 10.3(e) below). Thereupon, the Buyer shall use its best efforts to effect the registration on Form S-3 (or any successor form) of all such Registrable Shares which the Buyer has been requested to so register.

     (b) At any time on or after the second anniversary of the Closing Date, the Seller may request, in writing, that the Buyer effect a registration on Form S-3 (or any successor form) of the remaining Registrable Shares. Thereupon, the Buyer shall use its best efforts to effect the registration on Form S-3 (or any successor form) of all such Registrable Shares which the Buyer has been requested to so register.

     (c) If practicable, upon a request by the Seller to register up to one-half of the Registrable Shares pursuant to Subsection 10.3(a) above, the Buyer may, at its option, choose to register on Form S-3 (or any successor form) all of the Registrable Shares subject to required registrations pursuant to Subsections 10.3(a) and 10.3(b) above. In such event, the Seller agrees to execute a "lock-up" agreement containing usual and customary provisions and providing that no more than one-half of the Registrable Shares will be sold by the Seller under the Form S-3 prior to the second anniversary of the Closing Date.

     (d) In connection with the registration of Registrable Shares pursuant to this Section 10, the Buyer may by written notice require that the Seller immediately cease offers and sales of shares pursuant to any Registration Statement (as defined in Subsection 10.3(f) below) (a "Black Out Requirement") at any time that (i) the Buyer becomes engaged in a business activity or negotiation which is not disclosed in the Registration Statement (or the prospectus included therein) which the Buyer reasonably believes must be disclosed therein under applicable law and which the Buyer desires to keep confidential for business purposes, the disclosure of which at such time the Buyer reasonably believes could have an adverse effect on the Buyer or its business or prospects or on the successful completion of such business activity or negotiation or on the market price of the Buyer's stock; (ii) the Buyer reasonably believes that a particular disclosure so determined to be required to be disclosed therein would be premature or would adversely affect the Buyer or its business or prospects or the market price of the Buyer's stock or (iii) the Registration Statement can no longer be used under the existing rules and regulations promulgated under the Securities Act; provided, however, that (x) the Buyer shall not impose more than three Black Out Requirements per annum, (y) no single Black Out Requirement shall last more than 45 days and (z) the total number of days subject to Black Out Requirements shall not exceed an aggregate of 90 days per annum. The Buyer shall not be required to disclose to the Seller the reasons for requiring a suspension of offers and sales hereunder, and the Seller shall not disclose to any third party the existence of any such suspension.

     (e) For purposes of this Agreement, "Registrable Shares" means (i) the Shares and (ii) any other shares of Buyer Common Stock issued in respect of such Shares (because of stock splits, stock dividends, reclassifications, recapitalizations or similar events); provided, however, that shares of Buyer Common Stock which are Registrable Shares shall cease to be Registrable Shares
(x) upon any sale pursuant to a registration statement under the Securities Act,
Section 4(1) of the Securities Act or Rule 144 under the Securities Act; (y) at such time as all of the Registrable Shares then held by the Seller may be sold without restriction as to volume under Rule 144 or (z) at such time as all such Registrable Shares may be sold by the Seller under Rule 144(k).

     (f) For purposes of this Agreement, "Registration Statement" means either of the registration statements on Form S-3 (or any successor form) referred to in Subsections 10.3(a) and 10.3(b) above.

      Section 10.4. Term of Registration Rights. Notwithstanding anything contained within this Section 10, the rights created in the Seller by this
Section 10 to register Registrable Shares under the Securities Act shall terminate on the third anniversary of the Closing Date.

      Section 10.5. Registration Procedures. If and whenever the Buyer is required by the provisions of this Section 10 to use its best efforts to effect the registration of any of the Registrable Shares under the Securities Act, the Buyer shall:

     (a) within 30 days after the Seller's request made pursuant to Subsections 10.3(a) or 10.3(b), file with the Commission a Registration Statement with respect to such Registrable Shares and use its best efforts to cause that Registration Statement to become and remain effective;

     (b) prepare and file with the Commission any amendments and supplements to the Registration Statement and the prospectus included in the Registration Statement as may be necessary to keep the Registration Statement effective until the earlier of the sale of all Registrable Shares covered thereby or six months after the effective date thereof;

     (c) furnish to the Seller such reasonable numbers of copies of the prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as the Seller may reasonably request in order to facilitate the public sale or other disposition of the Registrable Shares owned by the Seller; and

     (d) use its best efforts to register or qualify the Registrable Shares covered by the Registration Statement under the securities or Blue Sky laws of such states as the Seller shall reasonably request, and do any and all other acts and things that may be necessary or desirable to enable the Seller to consummate the public sale or other disposition in such states of the Registrable Shares owned by the Seller; provided, however, that the Buyer shall not be required in connection with this Subsection 10.5(d) to qualify as a foreign corporation or execute a general consent to service of process in any jurisdiction.

     If the Buyer has delivered preliminary or final prospectuses to the Seller and after having done so the prospectus is amended to comply with the requirements of the Securities Act, the Buyer shall promptly notify the Seller and, if requested, the Seller shall immediately cease making offers of Registrable Shares and return all prospectuses to the Buyer. The Buyer shall promptly provide the Seller with revised prospectuses and, following receipt of the revised prospectuses, the Seller shall be free to resume making offers of the Registrable Shares.

      Section 10.6. Allocation of Expenses. The Buyer shall pay all Registration Expenses (as defined below) of all registrations under this Section
10. For purposes of this Subsection 10.6, the term "Registration Expenses" shall mean all expenses incurred by the Buyer in complying with Section 10 of this Agreement, including, without limitation, all registration and filing fees, exchange listing fees, printing expenses, fees and expenses of counsel for the Buyer, state Blue Sky fees and expenses, and the expense of any special audits incident to or required by any such registration, but excluding underwriting discounts, selling commissions and the fees and expenses of the Seller's own counsel.

      Section 10.7.  Indemnification.

     (a) In the event of any registration of any of the Registrable Shares under the Securities Act pursuant to this Section 10, the Buyer shall indemnify and hold harmless the seller of such Registrable Shares, and each other person, if any, who controls the seller within the meaning of the Securities Act or the Exchange Act against any losses, claims, damages or liabilities, joint or several, to which the Seller or controlling person may become subject under the Securities Act, the Exchange Act, state securities or Blue Sky laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement under which such Registrable Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained in the Registration Statement, or any amendment or supplement to such Registration Statement, or arise out of or are based upon the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Buyer shall reimburse the seller and each such controlling person for any legal or any other expenses reasonably incurred by the seller or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Buyer shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or omission made in such Registration Statement, preliminary prospectus or final prospectus, or any such amendment or supplement, in reliance upon and in conformity with information furnished to the Buyer, in writing, by or on behalf of the seller or controlling person specifically for use in the preparation thereof.

     (b) In the event of any registration of any of the Registrable Shares under the Securities Act pursuant to this Section 10, the seller of such Registrable Shares shall indemnify and hold harmless the Buyer, each of its directors and officers and each person, if any, who controls the Buyer within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities, joint or several, to which the Buyer, such directors and officers or controlling person may become subject under the Securities Act, Exchange Act, state securities or Blue Sky laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement under which such Registrable Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained in the Registration Statement, or any amendment or supplement to the Registration Statement, or arise out of or are based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, if the statement or omission was made in reliance upon and in conformity with information relating to the seller furnished in writing to the Buyer by or on behalf of the seller of such Registrable Shares specifically for use in connection with the preparation of such Registration Statement, prospectus, amendment or supplement; provided, however, that the obligations of the seller hereunder shall be limited to an amount equal to the proceeds to the seller of Registrable Shares sold in connection with such registration.

     (c) Each party entitled to indemnification under this Subsection 10.7 (for purposes of this Subsection 10.7, the "Indemnified Party") shall give notice to the party required to provide indemnification (for purposes of this Subsection 10.7, the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided, that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld); and, provided, further, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Subsection 10.7(c). The Indemnified Party may participate in such defense at such party's expense; provided, however, that the Indemnifying Party shall pay such expense if representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential differing interests between the Indemnified Party and any other party represented by such counsel in such proceeding. No Indemnifying Party, in the defense of any such claim or litigation shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such claim or litigation, and no Indemnified Party shall consent to entry of any judgment or settle such claim or litigation without the prior written consent of the Indemnifying Party.

      Section 10.8. Information by Holder. The Seller shall furnish to the Buyer such information regarding the Seller and the distribution proposed by the Seller as the

Buyer may reasonably request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Section 10.

                                   ARTICLE XI
                            POST-CLOSING AGREEMENTS

      Each of the Parties agrees that from and after the Closing Date:

      Section 11.1.  Proprietary Information.

      (a) Each Seller Entity shall hold in confidence, and use its best efforts to have all of its officers, directors and personnel hold in confidence, all knowledge and information of a secret or confidential nature with respect to the business of the Seller and shall not disclose, publish or make use of the same without the consent of the Buyer, except to the extent that such information shall have become public knowledge other than by breach of this Agreement by the Seller.

      (b) Each of the Seller Entities agrees that the remedy at law for any breach of this Subsection 11.1 would be inadequate and that the Buyer shall be entitled to injunctive relief in addition to any other remedy it may have upon breach of any provision of this Subsection 11.1.

      Section 11.2. No Solicitation or Hiring of Former Employees. Except as provided by law, for a period of three years after the Closing Date, no Seller Entity shall solicit any person who was an employee of the Seller on the Closing Date to terminate his employment with the Buyer or to become an employee of a Seller Entity or hire any person who was such an employee on the date hereof or on the Closing Date.

      Section 11.3.  Non-Competition and Non-Solicitation.

     (a) In consideration of the Base Consideration, each of the Seller Entities agrees that during the three-year period beginning on the Closing Date (the "Non-Competition Period"), it will not in any capacity, either separately, jointly, or in association with others, directly or indirectly, as an agent, owner, partner, joint venturer, distributor, dealer, representative, stockholder, investor, lender or otherwise, engage or have a financial interest in any business located anywhere in the Restricted Area (as defined below) which competes with the Buyer or with any Affiliates thereof (excepting only the ownership of not more than 1% of the outstanding securities of any class listed on an exchange or regularly traded in the over-the-counter market). "Restricted Area" means the entire world. An entity shall be deemed to compete with the Buyer or an Affiliate as of a particular time if the entity then sells or markets any product or service which is competitive with, and may be purchased in replacement or substitution of, any product or service which was being designed, sold, marketed or developed by the Seller prior to the Closing

Date, and which is then being designed, sold, marketed or developed by the Buyer or an Affiliate. A product or service shall be deemed to be under development by the Seller, the Buyer or an Affiliate of the Buyer, as the case may be, as of a particular date only if the Seller, the Buyer or such Affiliate, as the case may be, has devoted significant resources to the development thereof and intends to market such product or service within the next 365 days of such date.

     (b) Each of the Seller Entities further agrees that during the Non-Competition Period it will not in any capacity, either separately, jointly or in association with others, directly or indirectly, solicit, divert or take away, attempt to take away or otherwise contact any of the clients, customers, accounts, distributors, dealers or representatives of the Buyer as shown by the records of the Buyer, that were clients, customers, distributors, accounts, dealers or representatives of the Seller at any time during the three years immediately preceding the Closing Date if such solicitation or contact is for the specific purpose of selling products or services that compete with any products or services that the Buyer had available for sale to its clients, customers, accounts, distributors, dealers or representatives or prospects during the Non-Competition Period. Each of the Seller Entities further agrees that during the Non-Competition Period it will not in any capacity, either separately, jointly or in association with others, directly or indirectly, recruit, solicit or hire any employee or consultant of the Buyer or induce or attempt to induce any employee or consultant of the Buyer to terminate his or her employment or consultancy with, or otherwise cease his or her relationship with, the Buyer.

     (c) The Parties agree that the duration and geographic scope of the non-competition and non-solicitation provisions set forth in this Subsection 11.3 are reasonable. In the event that any court determines that the duration or the geographic scope, or both, are unreasonable and that such provisions are to that extent unenforceable, the Parties agree that the provisions shall remain in full force and effect for the greatest time period and in the greatest area that would not render them unenforceable. The Parties intend that these non-competition and non-solicitation provisions shall be deemed to be a series of separate covenants, one for each and every county of each and every state of the United States of America and each and every political subdivision of each and every country outside the United States of America where this provision is intended to be effective. Each of the Seller Entities agrees that damages are an inadequate remedy for any breach of these provisions and that the Buyer shall, whether or not it is pursuing any potential remedies at law, be entitled to equitable relief in the form of preliminary and permanent injunctions without bond or other security upon any actual or threatened breach of these non-competition and non-solicitation provisions.

      Section 11.4.  Sharing of Data and Cooperation.

     (a) The Seller Entities and their representatives shall have the right for a period of six years following the Closing Date to have reasonable access to such books, records and accounts, including financial and Tax information, correspondence, production records, employment records and other similar information as are transferred to the Buyer pursuant to the terms of this Agreement, and to make copies and extracts therefrom, and to have access to the services of Buyer and its employees, and to use the Buyer's offices and equipment, as reasonably necessary for the limited purposes of (i) concluding their involvement in the business of the Seller prior to the Closing Date; (ii) complying with their obligations under applicable securities, Tax, environmental, employment or other laws and regulations; (iii) in connection with any actual, threatened or anticipated litigation against the Seller Entities; and (iv) for any other reasonably necessary purpose. The Buyer shall have the right for a period of three years following the Closing Date to have reasonable access to those books, records and accounts, including financial and Tax information, correspondence, production records, employment records and other records of the Seller which are retained by the Seller pursuant to the terms of this Agreement to the extent that any of the foregoing relates to the business of the Seller transferred to the Buyer hereunder or is otherwise needed by the Buyer in order to comply with its obligations under applicable securities, Tax, environmental, employment or other laws and regulations. Notwithstanding anything to the contrary contained in this Section, if the parties are in an adversarial relationship, in litigation or in arbitration, the furnishing of information, documents or records in accordance with this Subsection 11.4(a) shall be subject to applicable rules relating to discovery.

     (b) The Seller and the Buyer agree that from and after the Closing Date they shall cooperate fully with each other to facilitate the transfer of the Assets from the Seller to the Buyer and the operation thereof by the Buyer.

      Section 11.5. Use of Name. The Seller Entities agree not to use the name "Quantra Corporation" or any derivation thereof after the Closing Date in connection with any business. As soon as practicable after the Closing Date, but no later than the fifth business day after the Closing Date, the Seller shall (a) file an amendment to its charter, prepared in accordance with the relevant provisions of Delaware law, changing it corporation name to QC Holding Inc., and (b) amend its certificates of authority to change its corporate name to QC Holding Inc. in all foreign jurisdictions in which the Seller is qualified to do business. Other than to comply with the provisions of the preceding sentence, the Seller Entities agree not to use the name Quantra Corporation or any derivations thereof after the Closing Date.

      Section 11.6. Cooperation in Litigation. Each Party will fully cooperate with the other in the defense or prosecution of any litigation or proceeding already instituted or which may be instituted hereafter against or by such Party relating to or arising out of the conduct of the business of the Seller prior to or after the Closing Date (other than litigation arising out the transactions contemplated by this Agreement). The Party requesting such cooperation shall pay the out-of-pocket expenses (including legal fees and disbursements) of the Party providing such cooperation and of its officers, directors, employees and agents reasonably incurred in connection with providing such cooperation, but shall not be responsible to reimburse the Party providing such cooperation for such Party's time spent in such cooperation or the salaries or costs of fringe benefits or similar expenses paid by the Party providing such cooperation to its officers, directors, employees and agents while assisting in the defense or prosecution of any such litigation or proceeding.

      Section 11.7.  Accounts Receivable.

     (a) For a period of 90 days after the Closing Date (the "Collection Period"), the Buyer shall use its reasonable efforts to collect the Accounts Receivable. The Buyer may, but shall not be obligated to, use a collection agency or commence legal actions in connection with such collection efforts. Following the expiration of the Collection Period, but no later than the First Anniversary, the Buyer shall give notice to the Seller designating those Accounts Receivable which have not been collected as of the end of the Collection Period and which the Buyer wishes to assign to the Seller. The aggregate face amount of the unpaid Accounts Receivable which the Buyer wishes to assign to the Seller shall be considered "Damages" for purposes of this Agreement, and the Buyer can make a claim for such Damages in accordance with the provisions of the Escrow Agreement.

     (b) Upon assignment of any unpaid Account Receivable to the Seller pursuant to the provisions of this Subsection 11.7 and the Escrow Agreement, (i) the Buyer shall promptly deliver to the Seller any tangible evidence of such Account Receivable then in the possession of the Buyer or under its control, and (ii) the Seller shall be entitled to such customary and reasonable actions as it deems necessary or desirable in order to collect such unpaid Account Receivable; provided, that the Seller shall consult with the Buyer prior to taking any collection action which might reasonably be expected to jeopardize the Buyer's relationship with such customer. The Buyer will, from time to time after such assignment, execute and deliver to the Seller such instruments and other documents as the Seller may reasonably request to assist the Seller in its collection efforts.

     (c) In the event that any payment received by the Buyer during the Collection Period is remitted by a customer which is indebted under both Accounts Receivable and an account receivable arising out of the sale or license of inventory, products or services in the ordinary course of business after the Closing Date (a "New Receivable"), such payments shall first be applied to the Accounts Receivable due from such customer and the balance remaining after payment in full of all Accounts Receivable due from such customer shall be applied to the New Receivable; provided, however, that (i) with respect to any Account Receivable being contested or disputed by the payor thereof, no portion of the amount in dispute shall be deemed to have been collected by the Buyer in respect of the Account Receivable due from such customer (unless otherwise directed by the customer) until all amounts owed by such customer to the Buyer for New Receivables have been paid or such dispute has been resolved, whichever occurs first (it being understood that undisputed amounts of Accounts Receivable shall be applied in accordance with the priorities set forth above in this Subsection 11.7) and (ii) the foregoing priorities shall not apply to sums received by the Buyer which are specifically identified by the customer as being tendered in payment of a New Receivable.

     (d) The Buyer shall cooperate, at the Seller's expense, with the Seller in collecting any Accounts Receivable which are assigned to the Seller pursuant to this Subsection 11.7; provided, however, that the foregoing shall not require the Buyer to be a party to any action brought by the Seller to collect such Accounts Receivable.

     (e) The Seller agrees that it will forward promptly to the Buyer any monies, checks or instruments received by the Seller after the Closing Date with respect to the Accounts Receivable, except with respect to those Accounts Receivable which are assigned to the Seller pursuant to this Subsection 11.7.

     (f) Any sums received by the Buyer in respect of Accounts Receivable (and so identified by the relevant account debtor) after their assignment to the Seller pursuant to Subsection 11.7(a) hereof shall be promptly transmitted by the Buyer to the Seller. In addition, if receipt by the Buyer of unidentified sums of money from an account debtor who owes any Account Receivable assigned to the Seller pursuant to Subsection 11.7(a) hereof results in such account debtor having an aggregate credit balance with the Buyer, the Buyer shall promptly transmit to the Seller an amount of money equal to the lesser of (a) such aggregate credit balance or (b) the remaining unpaid balance of all Accounts Receivable which have been assigned to the Seller and are payable by such account debtor to the Seller.

      Section 11.8. Product Claims and Returns. The Buyer shall be responsible for customer claims relating to services rendered by the Seller prior to the Closing Date, and customer claims relating to, or returns of, products of the Seller which (a) were sold or licensed and shipped by the Seller prior to the Closing Date, (b) were in the finished goods inventory of the Seller as of the Closing Date or (c) were work in process and more than fifty percent (50%) completed by the Closing Date. If a customer makes a claim or seeks a return and, in the judgment of the Buyer, the claim or return is proper, the Buyer shall replace or repair, as the case may be, the services rendered or product purchased at the Buyer's then generally prevailing prices and labor rates. The costs of such repairs or returns shall be considered "Damages" for purposes of this Agreement. Prior to the First Anniversary, the Buyer can make a claim against the Transaction Funds in accordance with the provisions of the Escrow Agreement to recover any amounts incurred hereunder, and thereafter may not make any claim against the Transaction Funds or the Seller with respect thereto.

      Section 11.9. Director Election. Promptly following the Closing Date but no later than the date of the 1998 Annual Meeting of Stockholders of the Buyer, the Buyer agrees to elect David L. Blankenship to the Board of Directors of the Buyer.

      Section 11.10. Maintenance Arrangement. The Buyer agrees to provide maintenance services in accordance with the maintenance agreements for which the Seller has recorded deferred revenue on the books and records of the Seller as of March 18, 1998, and the Seller agrees to make payments to the Buyer in accordance with Schedule 11.10 attached hereto.

      Section 11.11.  Business of the Seller.

     (a) Each of the Seller Entities agrees that, prior to the First Anniversary, the Seller shall not, and AEGON shall not cause the Seller to, directly or indirectly, issue any dividend or other distribution of cash, stock, assets or property of any kind to AEGON or any of its Affiliates.

     (b) Prior to the First Anniversary, AEGON agrees, and shall cause its Affiliates to agree, not to (i) request or permit the redemption or conversion of any of the outstanding securities of the Seller owned by AEGON or any of its Affiliates; or (ii) take any action to cause the liquidation, dissolution or winding up of the Seller.

      Section 11.12. Releases. The Seller shall use its reasonable efforts to obtain and have a filed release on Form UCC-3 of the security interest under each of the financing statements filed with the Office of the Secretary of State of the State of Illinois on Form UCC-1 bearing file numbers 3227460, 3227461 and 3227462.

      Section 11.13. Missing Third Party Consents. The parties hereto agree that certain consents of third parties ("Required Consents") which are necessary to assign certain of the Assigned Contracts to the Buyer have not been obtained prior to Closing. The parties hereto acknowledge and agree that with regard to Required Consents which have not been obtained prior to Closing, the Seller agrees to use its reasonable efforts after Closing, if requested by the Buyer, to assist the Buyer in obtaining any such Required Consents and during the period after the Closing to the date, if ever, that any Required Consent is obtained, the Seller shall use its reasonable efforts to allow the Buyer, to the extent permitted to by applicable law, and to the extent reasonably within the contractual or other ability or control of the Seller, but only to the extent same does not constitute an assignment necessitating a Required Consent, to enjoy the economic and other benefits of the subject matter of such Assigned Contracts, and to the extent not prohibited under such Assigned Contracts, the Buyer agrees to perform, on the Seller's behalf when due, the Seller's corresponding obligations under such Assigned Contracts, but only to the extent same does not constitute an assignment necessitating a Required Consent, as a subcontractor, licensee or agent or in such other capacity which does not constitute an assignment or breach of any of the provisions of any of such Assigned Contracts.

                                  ARTICLE XII
                            TERMINATION OF AGREEMENT

      Section 12.1. Termination by Lapse of Time. This Agreement shall terminate at 5:00 p.m., Eastern time, on March 31, 1998, if the transactions contemplated hereby have not been consummated, unless such date is extended by the written consent of all of the parties hereto.

      Section 12.2. Termination by Agreement of the Parties. This Agreement may be terminated by the mutual written agreement of the parties hereto. In the event of such termination by agreement, the Buyer shall have no further obligation or liability to the Seller under this Agreement, and the Seller shall have no further obligation or liability to the Buyer under this Agreement.

      Section 12.3. Termination by Reason of Breach. This Agreement may be terminated by the Seller, if at any time prior to the Closing there shall occur a breach of any of the representations, warranties or covenants of the Buyer or the failure by the Buyer to perform any condition or obligation hereunder, and may be terminated by the Buyer, if at any time prior to the Closing there shall occur a breach of any of the representations, warranties or covenants of the Seller or the failure of the Seller to perform any condition or obligation hereunder.

                                  ARTICLE XIII
                             TRANSFER AND SALES TAX

     Notwithstanding any provisions of law imposing the burden of such Taxes on the Seller or the Buyer, as the case may be, the Seller shall be responsible for and shall pay (a) all sales, use and transfer Taxes and (b) all governmental charges, if any, upon the sale or transfer of any of the Assets hereunder. If the Seller shall fail to pay such amounts on a timely basis, the Buyer may pay such amounts to the appropriate Governmental Entity or Entities and the Seller shall promptly reimburse the Buyer for any amounts so paid by the Buyer.

                                  ARTICLE XIV
                                    BROKERS

      Section 14.1. For the Seller. The Seller agrees to indemnify and hold harmless the Buyer against any claims or liabilities asserted against it by any person acting or claiming to act as a broker or finder on behalf of the Seller.

      Section 14.2. For the Buyer. The Buyer agrees to indemnify and hold harmless the Seller against any claims or liabilities asserted against it by any person acting or claiming to act as a broker or finder on behalf of the Buyer.

                                   ARTICLE XV
                                    NOTICES

     Any notice, request, demand, claim, or other communication hereunder shall be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly delivered four business days after it is sent by United States certified mail, return receipt requested, postage prepaid, or one business day after it is sent via a reputable overnight courier service, in each case to the intended recipient as set forth below:

To the Seller:                              Copy to:
Quantra Corporation                         Chapman and Cutler
c/o AEGON USA Realty Advisors, Inc.         111 West Monroe Street
4333 Edgewood Road NE                       Chicago, Illinois  60603
Cedar Rapids, Iowa  52499                   Attention:  Michael P. Barrett, Esq.
Attention:  Mr. David L. Blankenship,       Facsimile:  (312) 701-2361
            President

To AEGON:                                   Copy to:
AEGON                                       Chapman and Cutler
USA Realty Advisors, Inc.                   111 West Monroe Street
4333 Edgewood Road NE                       Chicago, Illinois  60603
Cedar Rapids, Iowa 52499                    Attention:  Michael P. Barrett, Esq.
Attention:  Mr. David L. Blankenship,       Facsimile:  (312) 701-2361
            President

To the Buyer:                               Copy to:
SS&C Technologies, Inc.                     Hale and Dorr LLP
Corporate Place                             60 State Street
705 Bloomfield Avenue                       Boston, Massachusetts  02109
Bloomfield, Connecticut 06002               Attention:  John A. Burgess, Esq.
Attention:  William C. Stone,               Facsimile:  (617) 526-5000
            Chief Executive Officer


Any Party may give any notice, request, demand, claim or other communication hereunder by personal delivery or telecopy, but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the Party or individual for whom it is intended. Any notice sent by telecopy shall be followed by a confirmation copy sent by reputable overnight business courier service. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

                                  ARTICLE XVI
                             SUCCESSORS AND ASSIGNS

     This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns, except that the Buyer and the Seller may not assign their respective obligations hereunder without the prior written consent of the other Party or Parties, as the case may be; provided, however, that the Buyer may assign this Agreement, and its rights and obligations hereunder, to a subsidiary or Affiliate. Any assignment in contravention of this provision shall be void. No assignment shall release the Buyer from any obligation or liability under this Agreement.

                                  ARTICLE XVII
                   ENTIRE AGREEMENT; AMENDMENTS; ATTACHMENTS

     (a) This Agreement, all Schedules and Exhibits hereto and all agreements and instruments to be delivered by the Parties pursuant hereto represent the entire understanding and agreement among the Parties with respect to the subject matter hereof and supersede all prior oral and written and all contemporaneous oral negotiations, commitments and understandings between such Parties. The Buyer and the Seller, by the consent of their respective Boards of Directors, or officers authorized by such Boards, may amend or modify this Agreement, in such manner as may be agreed upon, by a written instrument executed by the Buyer and the Seller.

     (b) If the provisions of any Schedule or Exhibit to this Agreement are inconsistent with the provisions of this Agreement, the provision of this Agreement shall prevail. The Exhibits and Schedules attached hereto or to be attached hereafter are hereby incorporated as integral parts of this Agreement.

                                 ARTICLE XVIII
                                    EXPENSES

     Each of the Parties shall pay its own expenses, including without limitation, legal, accounting and other professional fees, in connection with this Agreement and the transactions contemplated hereby.

                                  ARTICLE XIX
                                   LEGAL FEES

     In the event that legal proceedings are commenced by the Buyer against the Seller, or by a Seller against the Buyer, in connection with this Agreement or the transactions contemplated hereby, the Party or Parties which do not prevail in such proceedings shall pay the reasonable attorneys' fees and other costs and expenses, including investigation costs, incurred by the prevailing Party or Parties in such proceedings.

                                   ARTICLE XX
                                 GOVERNING LAW

     This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to its conflicts of laws rules.

                                  ARTICLE XXI
                                SECTION HEADINGS

     The section headings are for the convenience of the parties and in no way alter, modify, amend, limit, or restrict the contractual obligations of the parties.

                                  ARTICLE XXII
                                  SEVERABILITY

     The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

                                 ARTICLE XXIII
                                  COUNTERPARTS

     This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall be one and the same document.

     In Witness Whereof, this Agreement has been duly executed by the parties hereto as of and on the date first above written.

                                        SS&C Technologies, Inc.



                                        By: /s/ William C. Stone
                                           -------------------------------------

                                        Title:  Chief Executive Officer
                                              ----------------------------------


                                        Quantra Corporation



                                        By: /s/ Douglas A. Dean
                                           -------------------------------------

                                        Title:  Vice President
                                              ----------------------------------



                                        AEGON USA Realty Advisors, Inc.



                                        By: /s/ David Blankenship
                                           -------------------------------------

                                        Title:  President
                                              ----------------------------------